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                         AGREEMENT AND PLAN OF REORGANIZATION

                                        AMONG

                                   CONCEPTUS, INC.

                             CPTS ACQUISITION CORPORATION

                                         AND

                                    MICROGYN, INC.



                             DATED AS OF OCTOBER 29, 1996


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

                             TABLE OF CONTENTS

                         AGREEMENT AND PLAN OF MERGER

                                                            Page
                                                            ----
ARTICLE I - THE MERGER......................................  1

     Section 1.1 Actions to be Taken........................  1
     Section 1.2 Common Stock of Surviving Corporation......  2
     Section 1.3 Conversion or Cancellation of
                 Microgyn Capital Stock.....................  2
     Section 1.4 No Fractional Interests....................  6
     Section 1.5 Issuance and Delivery of Merger
                 Securities.................................  6
     Section 1.6 Stock Transfer Books.......................  7
     Section 1.7 Shareholders' Meeting......................  7
     Section 1.8 Filing of Merger Documents.................  8
     Section 1.9 Merger of Surviving Corporation
                 and Conceptus..............................  8

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF MICROGYN.....  8

     Section 2.1 Corporate Organization.....................  8
     Section 2.2 Capital Structure..........................  9
     Section 2.3 No Other Agreements to Sell
                 Assets, Merge, Etc.........................  9
     Section 2.4 Authorization; Execution and
                 Delivery...................................  10
     Section 2.5 Governmental Approvals and
                 Filings....................................  10
     Section 2.6 No Conflict................................  10
     Section 2.7 Financial Statements; Absence of
                 Undisclosed Liabilities....................  11
     Section 2.8 Absence of Changes.........................  11
     Section 2.9 Contracts and Commitments..................  11
     Section 2.10 Legal Proceedings.........................  13
     Section 2.11 ERISA Matters.............................  13
     Section 2.12 Taxes.....................................  14
     Section 2.13 Intellectual Property.....................  15
     Section 2.14 Environmental Matters.....................  19
     Section 2.15 Certain Agreements........................  20
     Section 2.16 Interests of Officers and
                  Directors.................................  20
     Section 2.17 Restrictions on Business
                  Activities................................  20
     Section 2.18 Title to Properties; Absence of
                  Liens and Encumbrances; Condition
                  of Equipment..............................  20
     Section 2.19 Regulatory Matters; Governmental
                  Licenses; Compliance with Laws............  21
     Section 2.20 Labor Matters.............................  21
     Section 2.21 Questionable Payments.....................  22
     Section 2.22 Insurance.................................  22
     Section 2.23 Brokers...................................  23
     Section 2.24 Disclosure................................  23
     Section 2.25 Vote Required.............................  23
     Section 2.26 Microgyn Affiliates.......................  23


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                             TABLE OF CONTENTS
                                (CONTINUED)


                                                            Page
                                                            ----
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF TARGET
              AND SUB ......................................  23

     Section 3.1 Corporate Organization.....................  24
     Section 3.2 Capital Structure..........................  24
     Section 3.3 Authorization, Execution and
                 Delivery...................................  24
     Section 3.4 Governmental Approvals and
                 Filings....................................  25
     Section 3.5 No Conflict................................  25
     Section 3.6 Reports; Accuracy of Information...........  25
     Section 3.7 Litigation.................................  26
     Section 3.8 No Material Adverse Change.................  26
     Section 3.9 Brokers....................................  26
     Section 3.10 Resale of Merger Shares...................  26

ARTICLE IV - COVENANTS OF MICROGYN..........................  27

     Section 4.1 Regular Course of Business.................  27
     Section 4.2 Restricted Activities and
                 Transactions...............................  27
     Section 4.3 Dividends and Distributions;
                 Repurchases................................  29
     Section 4.4 No Default or Violation....................  29
     Section 4.5 Taxes; Consent.............................  29
     Section 4.6 Advice of Changes..........................  30
     Section 4.7 Negotiation With Others....................  30
     Section 4.8 Acquisition Proposals......................  30
     Section 4.9 Consents, Approvals and Filings............  30
     Section 4.10 Access to Records and Properties..........  31
     Section 4.11 Non-Competition Agreements................  31

ARTICLE V - COVENANTS OF TARGET AND SUB.....................  31

     Section 5.1 Listing Application........................  31
     Section 5.2 Employee Benefits..........................  31
     Section 5.3 Conduct of Microgyn Business...............  31
     Section 5.4 Microgyn Obligations Under MSI
                 Agreements.................................  32
     Section 5.5 Securities Law Compliance..................  32
     Section 5.6 Reports Under Securities Exchange
                 Act of 1934................................  33

ARTICLE VI - SECURITIES ACT COMPLIANCE......................  33

     Section 6.1 Securities Act Exemption...................  33
     Section 6.2 Fairness Hearing and Permit................  33
     Section 6.3 Stock Restrictions.........................  33
     Section 6.4 Shareholders' Representations
                 Regarding Securities Law Matters...........  34

ARTICLE VII - MUTUAL COVENANTS..............................  34

     Section 7.1 Confidentiality............................  34
     Section 7.2 Expenses...................................  36
     Section 7.3 Public Announcements.......................  36

                             TABLE OF CONTENTS
                                (CONTINUED)


                                                            Page
                                                            ----
     Section 7.4 Agreements to Cooperate....................  37
     Section 7.5 State Statutes.............................  38
     Section 7.6 Additional Agreements......................  38

ARTICLE VIII - PROXY STATEMENT..............................  38

     Section 8.1 Preparation................................  38
     Section 8.2 Representations, Warranties and
                 Covenants of Microgyn......................  38
     Section 8.3 Representations, Warranties and
                 Covenants of Conceptus.....................  38
     Section 8.4 Mailing to Shareholders;
                 Recommendation of Microgyn Board;
                 Microgyn Special Meeting...................  39

ARTICLE IX - CONDITIONS TO THE OBLIGATIONS OF CONCEPTUS
             AND SUB........................................  39

     Section 9.1 Representations and Warranties.............  39
     Section 9.2 Performance of Covenants...................  39
     Section 9.3 No Governmental or Other
                 Proceeding or Litigation...................  39
     Section 9.4 Approvals and Consents.....................  40
     Section 9.5 Opinion of Counsel.........................  40
     Section 9.6 Certificate................................  40
     Section 9.7 Dissenting Shares..........................  40
     Section 9.8 No Material Adverse Change.................  40
     Section 9.9 Resignation of Officers and
                 Directors..................................  40
     Section 9.10 FIRPTA....................................  40
     Section 9.11 Microgyn Warrants.........................  41
     Section 9.12 Exchange and Escrow Agreement.............  41
     Section 9.13 Non-Competition Agreements................  41
     Section 9.14 Microgyn Advisors.........................  41
     Section 9.15 Termination Agreement.....................  41
     Section 9.16 Employment Agreements.....................  41

ARTICLE X - CONDITIONS TO MICROGYN'S OBLIGATIONS............  41

     Section 10.1 Representations and Warranties............  41
     Section 10.2 Performance of Covenants..................  41
     Section 10.3 No Governmental or Other
                  Proceeding or Litigation..................  41
     Section 10.4 Approvals and Consents....................  42
     Section 10.5 Opinion of Counsel........................  42
     Section 10.6 Certificates..............................  42
     Section 10.7 Employment Agreements.....................  42

ARTICLE XI - CLOSING........................................  42

ARTICLE XII - INDEMNITY AND ESCROW..........................  43

     Section 12.1 Indemnification...........................  43
     Section 12.2 Escrow of Shares..........................  43
     Section 12.3 Remedies..................................  43

                             TABLE OF CONTENTS
                                (CONTINUED)


                                                            Page
                                                            ----
     Section 12.4 Terms of Escrow...........................  43
     Section 12.5 "Escrow Interest" Defined.................  45
     Section 12.6 Microgyn Shareholders'
                  Representatives...........................  45
     Section 12.7 Mechanics of Making Claims................  45
     Section 12.8 Escrow Agent's Duties.....................  46

ARTICLE XIII - TERMINATION..................................  47

     Section 13.1 Termination and Abandonment...............  47
     Section 13.2 Effect of Termination.....................  48

ARTICLE XIV - MISCELLANEOUS PROVISIONS......................  49

     Section 14.1 Amendment and Modification................  49
     Section 14.2 Waiver of Compliance......................  49
     Section 14.3 No Survival of Representations
                  and Warranties............................  49
     Section 14.4 Notices...................................  49
     Section 14.5 Assignment................................  50
     Section 14.6 Governing Law.............................  50
     Section 14.7 Parties in Interest.......................  50
     Section 14.8 Counterparts..............................  51
     Section 14.9 Headings and References...................  51
     Section 14.10 Entire Agreement.........................  51
     Section 14.11 Severability.............................  51
     Section 14.12 Other Remedies...........................  51
     Section 14.13 Further Assurances.......................  51
     Section 14.14 Absence of Third Party
                   Beneficiary Rights.......................  51
     Section 14.15 Mutual Drafting..........................  52

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                             TABLE OF CONTENTS
                                (CONTINUED)


                                                            Page
                                                            ----
EXHIBITS

Exhibit A           Form of Articles of Merger

Exhibit B-1,-2,-3   Forms of Non-Competition Agreement

Exhibit C           Form of Opinion of Microgyn Legal Counsel

Exhibit D           Form of Exchange and Escrow Agreement

Exhibit E           Form of Termination Agreement

Exhibit F           Form of Opinion of Conceptus Legal Counsel

Exhibit G           Form of Consulting Agreement

Exhibit H           Form of Employment Agreement

                  AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "AGREEMENT") is entered into as of October 29, 1996, among Conceptus, Inc., a Delaware corporation ("CONCEPTUS"), CPTS Acquisition Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Conceptus ("SUB"), and Microgyn, Inc., a Massachusetts corporation ("MICROGYN").

                              RECITALS

     A. The Boards of Directors of Conceptus, Sub and Microgyn have deemed it advisable that Conceptus and Microgyn combine their operations by a merger of Sub into Microgyn, under the terms and conditions hereinafter set forth (the "MERGER").

     B. The Boards of Directors of Conceptus, Sub and Microgyn, have approved and adopted this Agreement and the Articles of Merger (as defined below).

     In consideration of the mutual representations, warranties, covenants and agreements herein contained and subject to the conditions and other terms herein contained, the parties hereto agree as follows:

                              ARTICLE I

                             THE MERGER

     Section 1.1 ACTIONS TO BE TAKEN. Upon performance (or waiver) of all covenants and obligations of the parties contained herein and upon fulfillment (or waiver) of all conditions to the obligations of the parties contained herein, at the Effective Time (as defined below) and pursuant to the Massachusetts Business Corporation Law (the "MBCL") the following will occur:

          (a) Sub will be merged with and into Microgyn, which will be the surviving corporation (the "SURVIVING CORPORATION"), and the separate existence and corporate organization of Sub will cease, and thereupon Microgyn and Sub will be a single corporation;

          (b) Microgyn, as the Surviving Corporation, will succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Sub in accordance with the MBCL;

          (c) the Articles of Organization and Bylaws of Sub will be the Articles of Organization and Bylaws of the Surviving Corporation until amended as provided by law;

          (d) The officers and directors of Sub will be the initial officers and directors of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the Articles of Organization and Bylaws of the Surviving Corporation.

     As soon as practicable after each condition to the obligations of Conceptus and Sub and Microgyn hereunder has been satisfied or waived, an Articles of Merger, in the form attached hereto as EXHIBIT A and properly completed and executed in accordance with the MBCL (the "ARTICLES OF MERGER") will be filed with the Secretary of State of the Commonwealth of

Massachusetts, together with all required certificates. The Merger will become effective at the time and on the date the Articles of Merger is so filed. The date and time when the Merger becomes effective is referred to herein as the "EFFECTIVE TIME."

     Section 1.2 COMMON STOCK OF SURVIVING CORPORATION. Following the Effective Time, all issued and outstanding shares of Common Stock of Sub will continue to be fully paid and nonassessable shares of Common Stock of the Surviving Corporation. Each certificate of Sub evidencing ownership of any such shares will continue to evidence ownership of the same number of shares of Common Stock of the Surviving Corporation.

     Section 1.3    EFFECT ON MICROGYN'S CAPITAL STOCK.

           At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, all shares of the capital stock of Microgyn ("MICROGYN CAPITAL STOCK"), issued and outstanding immediately prior to the Effective Time (other than any shares cancelled or retired pursuant to Section 1.3(e) and other than Dissenting Shares (as defined below)) will cease to be outstanding and will be converted into, and each former holder thereof (excluding any holder of shares referred to in Section 1.3(e) or Dissenting Shares, a "MICROGYN SHAREHOLDER") shall thereafter be entitled to the following rights:

          (a) CASH PAYMENT. Each Microgyn Shareholder shall have the right to receive in cash at the Closing, as defined below (or thereafter in accordance with Section 1.5(b)) an amount (rounded to the nearest cent, the "CASH PAYMENT") equal to the product of (i) $3,000,000 (subject to reduction pursuant to Section 7.2(a) below) multiplied by (ii) a fraction, the numerator of which shall be the number of shares of Microgyn Capital Stock held by such holder immediately prior to the Closing, as shall be set forth on a list of Microgyn Shareholders certified by the Clerk of Microgyn and delivered to Conceptus at the Closing, and the denominator of which shall be the aggregate number of shares of Microgyn Capital Stock outstanding immediately prior to the Closing (such fraction being hereafter referred to as such holder's "PROPORTIONATE INTEREST").

          (b) STOCK PAYMENT. Subject to the indemnification and escrow provisions described in Section 1.5(c) and Article XII below, each Microgyn Shareholder shall have the right to receive, on the date six months following the Closing, shares of Common Stock of Conceptus, $0.003 par value per share (the "CONCEPTUS COMMON STOCK") equal to an amount determined by multiplying
(i) an amount of shares of Conceptus Common Stock (the "INITIAL MERGER SHARES") determined by dividing (A) $1,000,000 by (B) the average closing price of the Conceptus Common Stock on the Nasdaq Stock Market (or any other exchange or dealer automated quotation system on which such stock shall be traded in lieu of trading on the Nasdaq Stock Market) for the twenty consecutive trading days ending on the second trading day prior to the date six months following the Closing (the "INITIAL AVERAGE PRICE"), by (ii) such holder's Proportionate Interest. The parties contemplate under Section 1.5(c) and Article XII that fifty percent (50%) of the Initial Merger Shares (rounded down to the nearest whole share) will be deposited into escrow to secure certain indemnification obligations of the Microgyn Shareholders.

          (c) CONTINGENT STOCK PAYMENT. Subject to the conditions set forth in this Section 1.3(c), each Microgyn Shareholder shall have the right to receive, within thirty (30) days following the last day (the "THRESHOLD DATE") of the twelfth (12th) full calendar month following the first commercial sale of a Microgyn Product by Conceptus or its distributor(s) in the United States, that number of shares of Conceptus Common Stock equal to an amount determined by multiplying (i) an amount of shares of Conceptus Common Stock (the "CONTINGENT MERGER SHARES" and together with the Initial Merger Shares, the "MERGER SHARES") determined by dividing (A) $1,000,000 by
(B) the average closing price of the Common Stock on the Nasdaq Stock Market for the twenty consecutive trading days ending on the second trading day prior to the Threshold Date, by (ii) such holder's Proportionate Interest. Conceptus's stock issuance obligations under this Section are contingent upon satisfaction of the following conditions: (i) net sales revenues to Conceptus from sales of Microgyn Products during calendar year 1997 (including both domestic and international sales) must be greater than $200,000 and (ii) net sales revenues (including both domestic and international sales) to Conceptus from sales of Microgyn Products during the first twelve full calendar months following the initial domestic commercial sale of a Microgyn Product by Conceptus must be greater than $3,500,000. For purposes of this Section 1.3 only, (i) a "commercial sale" shall mean the sale of a product for income generation purposes other than in connection with research and development, pre-clinical or clinical trial applications, a "Microgyn Product" shall mean any product sold by Conceptus, Microgyn or any of their subsidiaries or affiliates that either (i) includes any of the technology owned or licensed by Microgyn on the Closing Date or (ii) is one of the Microgyn Products listed on the Microgyn Disclosure Schedule, and "net sales revenues" shall mean gross revenues less returns and customary and ordinary customer allowances and shall be calculated in accordance with the generally accepted accounting principles.

          (d)  EARN-OUT PAYMENTS.

               (i)  Subject to the conditions set forth in this subsection
(d), the Microgyn Shareholders shall have the right to receive "earn-out payments" (the "EARN-OUT PAYMENTS") in the aggregate equal to a percentage of the Earn-Out Margin (as defined below) from sales of Microgyn Products by Microgyn, Conceptus or any of their subsidiaries or affiliates associated with Microgyn's operations on an annual basis for calendar years 1997-2001, as follows: (a) for any such calendar year in which the Earn-Out Margin is greater than 75% of the Earn-Out Margin forecasted by Microgyn in its Pro Forma Income Statements issued as part of Microgyn's current business plan dated July 1996 (the "MICROGYN BUSINESS PLAN"), a copy of which has been provided to Conceptus, Conceptus will pay to the Microgyn Shareholders an aggregate amount equal to 7% of the Earn-Out Margin for such calendar year, and (b) if, at the end of any such calendar year, the cumulative Earn-Out Margin (for years 1997 through such year) is greater than 75% of the cumulative Earn-Out Margin forecasted in the Microgyn Business Plan for the same period, Conceptus will pay to the Microgyn Shareholders an aggregate amount equal to 7% of the Earn-Out Margin for all periods, including the year just completed, as to which no Earn-Out Payment has yet been made. In addition, in the event that the first commercial sale of a Microgyn Product by Conceptus, its affiliates or distributors anywhere in the world occurs on or before June 30, 1997, then Conceptus shall pay to the Microgyn Shareholders Earn-Out Payments for the first calendar quarter of calendar year 2002 equal to 7% of the Earn-Out Margin for such period provided that the Earn-Out Margin for such calendar quarter is greater than 18.75% of the Earn-Out Margin forecasted in the Microgyn Business Plan for calendar year 2001. Nothing in the preceding sentence shall be interpreted to cause Conceptus to pay to the Microgyn Shareholders more than 7% of the Earn-Out Margin for any such year or period. "EARN-OUT MARGIN" is defined as gross profit (net sales revenues less cost of goods sold for Microgyn Products) less those research and development expenses (including expenses for regulatory and clinical affairs) incurred specifically relating to Microgyn Products.

               (ii) Conceptus will pay Earn-Out Payments within 45 days following the end of each year (or other applicable period). The Earn-Out Payments will be made in cash and/or shares of Conceptus Common Stock, at the option of Conceptus. To the extent that Conceptus chooses to fund any such Earn-Out Payments in whole or in part with shares of Conceptus Common Stock, such shares will be valued based on the average closing price of the Common Stock on the Nasdaq Stock Market for the twenty consecutive trading days ending on the second trading day prior to the payment date for such Earn-Out Payment and any such shares so issued shall be deemed included in the definition of "Merger Shares" under this Agreement. The Earn-Out Payments shall be made as follows: the aggregate Earn-Out Payment for each such period shall be multiplied by the cumulative Proportionate Interests of the Microgyn Shareholders entitled to receive such payments and the product thereof shall be paid (a) fifty percent (50%) to Medical Scientific, Inc. ("MSI") and (b) fifty percent (50%) to the remaining Microgyn Shareholders (excluding MSI), to be allocated in proportion to their relative Proportionate Interests.

               (iii) An Advisory Committee (the "ADVISORY COMMITTEE") consisting of four inviduals, two representatives of Conceptus and two representatives of the Microgyn Shareholders, who shall initially be Keith Isaacson, M.D. and Paul Nardella until otherwise reconstituted by the written consent of the Representatives (as defined in Section 12.6 below) and Conceptus. The Advisory Committee shall (a) review the status of ongoing Microgyn development projects and project budgets, (b) review the annual Microgyn project plan and related project allocations, and (c) participate in the quarterly planning meetings between Microgyn and MSI. Covenants with respect to the conduct of Microgyn's business following the Effective Time are contained in Article V hereof.

          (e) CANCELLED SHARES. Each share of Microgyn Capital Stock which, immediately prior to the Effective Time, was issued and held in the treasury of Microgyn or was issued and outstanding and held by Conceptus, Sub or Microgyn will be cancelled or retired and no payments will be made with respect thereto.

          (f) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Microgyn capital stock which are held by any person or entity exercising the appraisal rights delineated in Sections 85-98 of the MBCL or which remain eligible at the Effective Time to exercise such rights (collectively, "DISSENTING SHARES") will not (except as provided below) be converted into or represent a right to receive any consideration described in Sections 1.3(a)-(d), but the holders thereof will be entitled only to such rights as are granted by the MBCL. Each holder of Dissenting Shares who becomes entitled to payment therefor pursuant to the MBCL will receive payment from the Surviving Corporation in accordance with the MBCL; PROVIDED, HOWEVER, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to dissenter's rights as provided in the MBCL, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for purchase thereof or lost his right to purchase and payment therefor under the MBCL, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in the MBCL, such holder or holders (as the case may be) shall forfeit the right to demand repurchase with respect to such shares of Microgyn capital stock and such shares of Microgyn shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive the consideration described in Sections 1.3(a)-(d). Microgyn will give Conceptus prompt notice of any written demands for purchase and any other instruments served pursuant to Sections 85-98 of the MBCL and received by Microgyn and will cooperate with Conceptus in any negotiations or proceedings with respect to demands for purchase under the MBCL. Microgyn will not, without the written consent of Conceptus, voluntarily make any payment with respect to any demands for purchase or offer to settle or settle any such demands.

          (g) ACCOUNTING DETERMINATIONS. Accounting determinations regarding the business of Microgyn with respect to Sections 1.3(c) and 1.3(d) above will be made by the Board of Directors of the Surviving Corporation in accordance with generally accepted accounting principles. If the Representatives (as defined in Section 12.6 below) object to material accounting decisions affecting the Contingent Merger Shares or the Earn-Out Payments, Conceptus will appoint an independent "Big Six" public accounting firm satisfactory to Conceptus and the Representatives to decide the proper accounting treatment. Such firm's decision will be final. Any objections or claims of the Representatives based on accounting determinations or principles shall be made by the Representatives in writing within 60 days after the Representatives receive statements reflecting such determination or otherwise receive notice of such determination. Any such objections or claims shall be waived unless asserted within such 60-day period. Conceptus shall pay one-half (1/2) of the cost of retaining such accounting firm and one-half (1/2) of the cost of retaining such accounting firm shall be deducted from the aggregate dollar amount of Contingent Merger Shares or the aggregate Earn-Out Payments for the period(s) in question, as applicable. Such accounting firm shall be governed by the terms of this Agreement which shall control their deliberations and otherwise by generally accepted accounting principles.

          (h) ALTERNATIVE PAYMENT. If, on any payment date set forth in Sections 1.3(a-d) above on which Merger Shares would otherwise be issued, Conceptus does not at such time have in place a permit from the California Department of Corporations qualifying the issuance of such shares such that they are exempt under Section 3(a) of the Securities Act of 1933, as amended (the "SECURITIES ACT") and resaleable pursuant to the provisions of Rule 145 promulgated under the Securites Act without application of any holding period other than as specifically noted in such rule ("145 RESALEABLE"), Conceptus shall pay to the Microgyn Shareholders an amount in cash equivalent to the value of the Merger Shares which would otherwise have been issued pursuant to such provisions (calculated in accordance with the trailing averages set forth therein); provided that, Conceptus shall not be obligated to do so if such a permit is not necessary to make such shares 145 resaleable or otherwise allow for them to be resold in a manner no more restrictive than as provided for in Rule 145 and provided, further, that the foregoing obligation to pay cash shall not apply in the event that Section 7.6(b) (regarding the approval of the initial Permit Application or the grant of the Hearing, as defined in Article VI) becomes effective.

     Section 1.4 NO FRACTIONAL INTERESTS. Neither certificates nor scrip for fractional interests in the Conceptus Merger Shares issued pursuant to
Section 1.3(b), (c) or (d) hereof will be issued, but in lieu thereof each holder who would otherwise have been entitled pursuant to Section 1.3(b),(c) or (d) hereof to a fraction of a share of Conceptus Common Stock will be paid an amount in cash equal to such fraction multiplied by the applicable average closing price of such stock for the twenty trading days ending on the second trading day prior to the date on which such stock would otherwise have been issued.

     Section 1.5    ISSUANCE AND DELIVERY OF MERGER CONSIDERATION.

          (a) As promptly as practicable following the execution of this Agreement and in any event not later than the Closing, Conceptus shall appoint an entity reasonable acceptable to Microgyn to act as Exchange Agent (the "EXCHANGE AGENT") hereunder. As soon as practicable prior to the time deadlines in Sections 1.3(b), 1.3(c), and 1.3(d), Conceptus will issue and deliver to the Exchange Agent certificates ("NEW CERTIFICATES") representing a sufficient number of shares of Conceptus Common Stock for issuance pursuant to Sections 1.3(b), 1.3(c) and 1.3(d) hereof. In addition, Conceptus will deliver to the Exchange Agent, when required, checks sufficient to settle the payment for any unpaid Cash Payments, applicable Earn-Out Payments and payments for fractional interests.

          (b) Unless delivered to Conceptus at the Closing, as soon as practicable following the Effective Time, the Microgyn Shareholders shall deliver to the Exchange Agent executed transmittal letters, together with their original Microgyn stock certificate(s) (the "OLD CERTIFICATES") and such other documentation as the Exchange Agent may reasonably require to
effect the exchange.    Upon receipt of such transmittal letters and Old
Certificates, the Exchange Agent will, as promptly as practicable, deliver to each holder of such surrendered Microgyn certificates, a check in the amount of the proportional Cash Payment due such holder pursuant to 1.3(a) above (to the extent that such checks were not delivered to such holder(s) at the Closing), and, if and at such times as called for under Sections 1.3(b), (c) and (d), New Certificates representing the number of shares of Conceptus Common Stock (or in the case of Earn-Out Payments to be paid in cash, checks in such amounts) to which the Microgyn Shareholder is entitled, together with checks for payment of cash in lieu of fractional interests to be issued in respect of the Old Certificates. Conceptus will deliver to the Exchange Agent, when required, cash sufficient to settle the payment for fractional interests.

          (c) On or before the date six months following the Effective Time, in accordance with Article XII hereof, Conceptus will cause fifty percent (50%) of the aggregate number of Initial Merger Shares (rounded down to the nearest whole share, the "ESCROW SHARES"), to be deposited in the Escrow Fund. Such shares shall be issued in the name of the applicable escrow agent or its nominee for the benefit of the holders of the Microgyn Shareholders.

          (d) Until Old Certificates have been surrendered and exchanged as herein provided for Cash Payments and New Certificates, each outstanding Old Certificate will be deemed for all corporate purposes of Conceptus, other than the payment of dividends or any distributions, to evidence the right to receive such Cash Payment(s) and, after the date six months following the Closing, ownership of the number of Merger Shares into which the number of shares of Microgyn Capital Stock shown thereon have been converted pursuant to Section 1.3 hereof. No dividends or other distributions declared on Conceptus Common Stock will be paid to persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions will be paid to such persons in accordance with the terms of such securities. In no event will the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. From and after the Effective Time, Conceptus will, however, be entitled to treat Old Certificates which have not yet been surrendered for exchange as evidencing the ownership of the corresponding number of shares of Merger Shares, notwithstanding any failure to surrender such Old Certificates.

          (e) No transfer taxes will be payable by any shareholder of Microgyn in connection with the exchange of Old Certificates for New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the person requesting such exchange will pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the New Certificate in a name other than the registered holder of the Old Certificate, or will establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (f) In the event that the appointment of the Exchange Agent is terminated, following such termination, Old Certificates will be surrendered to, and Cash Payments, Earn-Out Payments and New Certificates delivered by, Conceptus or its agent. If outstanding Old Certificates are not surrendered prior to two years after the Effective Time (or, in any particular case, prior to such earlier date on which dividends or other distributions, if any, would otherwise escheat to or become the property of any governmental unit or agency), the amount of dividends and other distributions, if any, which have become payable and which thereafter become payable on Merger Shares evidenced by such Old Certificates as provided herein will, to the extent permitted by applicable law, become the property of the Surviving Corporation (and, to the extent not in its possession, will be paid over to it by Conceptus), free and clear of all claims or interest of any person previously entitled thereto.

     Section 1.6 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Microgyn will be closed and no transfer of Microgyn Capital Stock will thereafter be made.

     Section 1.7    SHAREHOLDERS' MEETING.

          (a) As soon as practicable after the receipt by Conceptus of approval for mailing of the Notice of Hearing from the California Department of Corporations with respect to the issuance of the Merger Shares in connection with the Merger, the Board of Directors of Microgyn will duly call, and cause to be held, a special meeting of the shareholders of Microgyn

(the "MICROGYN SPECIAL MEETING") for the purpose of approving this Agreement and the Merger and will recommend the approval of this Agreement and the Merger to the Microgyn shareholders, which recommendation shall not be withheld, withdrawn or modified unless, in the good faith judgment of the Microgyn Board of Directors based on the advice of its legal counsel set forth in a written opinion or memorandum, such action is required to comply with the fiduciary duty of the Board under applicable law.

          (b) Conceptus and Microgyn will coordinate and cooperate with respect to the timing of the Microgyn Special Meeting.

          (c) Microgyn will, subject to Section 4.7, use its best efforts to solicit from its shareholders proxies in favor of the matters set forth in
Section 1.7(a) and take all other action necessary or advisable to secure the vote or consent of its shareholders required by the MBCL.

     Section 1.8 FILING OF MERGER DOCUMENTS. As soon as practicable after the requisite approval of the shareholders of Microgyn has been obtained as provided in Section 1.7, and each other condition to the obligations of Conceptus and Sub and Microgyn hereunder has been satisfied or waived, Microgyn and Sub will deliver the Articles of Merger for filing with the Secretary of State of the Commonwealth of Massachusetts and Conceptus and Sub and Microgyn will take such other and further actions as may be required by the MBCL in connection with such filing and the consummation of the Merger.

     Section 1.9 MERGER OF SURVIVING CORPORATION AND CONCEPTUS. Following the Merger, Conceptus may but shall not be obligated to cause the Surviving Corporation to merge with and into Conceptus, with Conceptus the surviving corporation of that merger (the "SUBSEQUENT MERGER").


                             ARTICLE II

                   REPRESENTATIONS AND WARRANTIES
                             OF MICROGYN

     As of the date hereof, except as disclosed in a document referring specifically to the relevant subsections of this Article II which is delivered by Microgyn to Conceptus prior to execution of this Agreement (the "MICROGYN DISCLOSURE SCHEDULE") Microgyn hereby represents and warrants to Conceptus and Sub, which representations, to the extent to that they refer to the "knowledge" of Microgyn, shall be deemed to encompass the individual knowledge of each officer and director of Microgyn, as follows:

     Section 2.1 CORPORATE ORGANIZATION. Microgyn is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate its properties and to conduct its business as it is now being conducted.
Microgyn has no Subsidiaries (as defined below). Microgyn is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its business or operations or ownership of its property requires such qualification or licensing, except where the failure to be so qualified or licensed would not, individually or in the aggregate, materially and adversely affect the condition (financial or other), business, properties, prospects (as currently contemplated), net worth or results of operations of Microgyn taken as a whole (collectively, "MICROGYN'S BUSINESS"). The minute book of Microgyn, as made available to Conceptus, contain complete and accurate records of all corporate action taken by Microgyn since its date of incorporation. Microgyn has no direct or indirect interest in or loans to any partnership, corporation, joint venture, business association or other entity other than MSI under the agreements set forth in the Microgyn Disclosure Schedule (the "MSI AGREEMENTS"). Microgyn has delivered to Conceptus complete and correct copies of the Articles of Organization and Bylaws (or other organizational or charter documents) of Microgyn, in each case as amended to the date hereof. As used in this Agreement, the term "SUBSIDIARY" means a "subsidiary" as defined in Rule 1.01 in Regulation S-X promulgated under the Securities Act.

     Section 2.2 CAPITAL STRUCTURE. The authorized capital stock of Microgyn consists of 100,000 shares of Series A Voting Common Stock, $0.001 par value per share and 50,000 shares of Series B Nonvoting Common Stock, $0.001 par value per share (collectively, the "MICROGYN COMMON STOCK"), 50,000 shares of Preferred Stock, $0.001 par value per share (the "MICROGYN PREFERRED STOCK" and collectively with the Microgyn Common Stock, the "MICROGYN CAPITAL STOCK"). Upon execution of this Agreement on the date hereof by Microgyn, there were outstanding 79,999 shares of Microgyn Series A Voting Common Stock, and no shares of outstanding Microgyn Series B Nonvoting Common Stock or Preferred Stock. No shares of Microgyn Common Stock were reserved for issuance upon the exercise of outstanding employee stock options. All outstanding shares of Microgyn Capital Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Microgyn's Articles of Organization or Bylaws or any agreement to which Microgyn is a party or by which Microgyn may be bound.
All outstanding shares of Microgyn Capital Stock have been issued in compliance with all applicable federal, state and foreign securities laws. Microgyn has provided Conceptus and its legal counsel with a complete and accurate list of (a) all issuances of Microgyn Capital Stock and (b) the names and addresses of all holders of Microgyn Capital Stock, together with the number of shares held by each holder. There are no options, warrants, calls, conversion rights, commitments or agreements of any character to which Microgyn is a party or by which any of them may be bound that do or may obligate Microgyn to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Microgyn Capital Stock or that do or may obligate Microgyn to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. Microgyn is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may subsequently be issued. There are no agreements or understandings to which Microgyn is a party or, to the knowledge of Microgyn, any other agreements or understandings, with respect to the transfer or voting of shares of Microgyn Capital Stock.

     Section 2.3 NO OTHER AGREEMENTS TO SELL ASSETS, MERGE, ETC. Except as provided hereby or in the MSI Agreements, Microgyn has no legal obligation, absolute or contingent, to any person or firm to sell assets other than in the ordinary course of business or to effect any merger, consolidation or reorganization of Microgyn or to enter into any agreement with respect thereto.

     Section 2.4 AUTHORIZATION; EXECUTION AND DELIVERY. Microgyn has all requisite corporate power and authority (a) to execute and deliver this Agreement, the Articles of Merger and the agreements attached as exhibits hereto to which Microgyn is a party (the "MICROGYN ANCILLARY AGREEMENTS"),
(b) subject to the approval of this Agreement and the Articles of Merger by the holders of two-thirds of the outstanding shares of Microgyn Common Stock, voting as separate classes, to perform its obligations under this Agreement, the Articles of Merger and the Microgyn Ancillary Agreements, and (c) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Articles of Merger and the Microgyn Ancillary Agreements by Microgyn and the consummation by Microgyn of the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action of Microgyn, subject to obtaining any necessary approval of its shareholders. This Agreement has been duly executed and delivered by Microgyn and, subject to obtaining any necessary approval of holders of two-thirds of the outstanding shares of Microgyn Common Stock, and assuming its due authorization, execution and delivery by Conceptus and Sub, constitutes the legal, valid and binding obligation of Microgyn, enforceable in accordance with its terms. The Board of Directors of Microgyn has unanimously determined that it is advisable and in the best interest of Microgyn's shareholders for Microgyn to enter into a strategic business combination with Conceptus upon the terms and subject to the conditions of this Agreement.

     Section 2.5 GOVERNMENTAL APPROVALS AND FILINGS. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority ("GOVERNMENTAL ENTITY") is required on the part of Microgyn in order (a) to permit Microgyn to perform its obligations under this Agreement or (b) to prevent the termination of any right, privilege, license or agreement of Microgyn, or to prevent any loss to Microgyn's Business, by reason of the transactions contemplated by this Agreement, except for the filing of the Articles of Merger as required by the MBCL.

     Section 2.6 NO CONFLICT. Except for the receipt of any required approval of the shareholders of Microgyn as contemplated by Section 1.7(a) hereof, and compliance with the governmental and regulatory requirements described in Section 2.5 hereof, neither the execution, delivery and performance of this Agreement, the Articles of Merger and the Microgyn Ancillary Agreements by Microgyn nor the consummation by Microgyn of the transactions contemplated hereby and thereby, including the Subsequent Merger, will (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of Microgyn's Articles of Organization or Bylaws (or other organizational or charter documents), (b) conflict with, result in a breach or violation of, give rise to a termination right or a default under, result in the acceleration of performance under (whether or not after the giving of notice or lapse of time or both), any mortgage, lien, lease, agreement, note, bond, indenture, guarantee or instrument or any license or franchise granted by or to a third party, in each case, that is material to Microgyn's Business or that is referenced in the Microgyn Disclosure Schedule, (c) conflict with, or result in a violation of, any statute, regulation, law, ordinance, writ, injunction, order, judgment or decree to which Microgyn or any of their assets may be subject, (d) give rise to a declaration or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of Microgyn, (e) adversely affect any franchise, license, permit or other governmental approval which is material to Microgyn's Business or is necessary to enable Microgyn to carry on its business as presently conducted or is required of any employee or agent of Microgyn to enable each of them to carry out such person's duties on behalf of Microgyn or (f) require the consent of any third party.

     Section 2.7    FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

          (a) Microgyn has furnished Conceptus with the cash basis balance sheet at September 30, 1996 (collectively, the "MICROGYN FINANCIAL STATEMENTS"). The Microgyn Financial Statements (i) are in accordance with the respective books of Microgyn; (ii) present fairly the financial position of Microgyn as of the date thereof and the consolidated results of operations and cash flows of Microgyn for the periods indicated therein; and (iii) do not reflect any material items of nonrecurring income except as stated therein. Since inception, there has been no change in Microgyn's accounting principles, methods or policies.

          (b) Microgyn has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which were not disclosed or provided for in the Microgyn Disclosure Schedule or the Microgyn Financial Statements other than obligations and liabilities incurred since September 30, 1996 which are not individually or in the aggregate, material to Microgyn's Business.

          (c) Microgyn makes and keeps accurate books and records reflecting in all material respects its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded to permit preparation of Microgyn's financial statements and to maintain accountability in all material respects for the assets of Microgyn,
(iii) access to the assets of Microgyn are permitted only in accordance with management's authorization, and (iv) the recorded accountability of the assets of Microgyn is compared with existing assets at reasonable intervals.

     Section 2.8 ABSENCE OF CHANGES. Since September 30, 1996 (a) there has been no material adverse change in Microgyn's Business or any development as to Microgyn known to Microgyn that is reasonably expected to cause a material adverse change in Microgyn's Business; (b) there has been no damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any assets material to Microgyn's Business; (c) there has been no change by Microgyn in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles;
(d) there has been no revaluation by Microgyn of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; (e) Microgyn has conducted its business only in the ordinary course consistent with past practice; and (f) no event described in Section 4.2 or Section 4.3 hereof has occurred.

     Section 2.9 CONTRACTS AND COMMITMENTS. Except for agreements disclosed on the Microgyn Disclosure Schedule:

          (a)  Microgyn is not a party or subject to:

                (i) Any union contract or collective bargaining agreement or any employment contract or arrangement, written or oral, providing for future compensation with any officer, consultant, director or employee which is not terminable by it on 30 days' notice or less without penalty or obligation to make payments related to such termination, other than (A) (in the case of employees other than executive officers) such severance agreements as are not different from standard arrangements offered to employees generally in the ordinary course of business consistent with Microgyn's past practices, a description of which is set forth in the Microgyn Disclosure Schedule and (B) such agreements as may be imposed or implied by law;

                 (ii) Any plans, contracts or arrangements, written or oral, which collectively require aggregate payments by Microgyn in excess of $25,000 for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

                 (iii) Any joint marketing, joint development or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

                  (iv) Any existing OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement in which the annual amount involved is expected to exceed in 1996 or any subsequent year, $5,000 or pursuant to which Microgyn has granted or received most favored customer provisions or exclusive marketing rights related to any product, group of products or territory;

                   (v) Any lease for real or personal property pursuant to which the amount of payments which Microgyn is required to make on an annual basis exceeds $5,000;

                   (vi) Any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Articles of Merger or any Microgyn Ancillary Agreement, the closing of the Merger, or the consummation of the transactions contemplated hereby or thereby, including the Subsequent Merger;

                   (vii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $5,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $5,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

                   (viii) Any license agreement, either as licensor or licensee;

                   (ix) Any contract containing covenants purporting to limit Microgyn's freedom to compete in any line of business or in any geographic area or with any third party;

                   (x) Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $5,000; or

                   (xi) Any other agreement, contract or commitment which is material to Microgyn's Business.

          (b) Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in the Microgyn Disclosure Schedule is valid and binding on Microgyn and is in full force and effect, and neither Microgyn nor, to the knowledge of Microgyn, any other party thereto, has breached any material provision of, or is in default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

          (c) There is no agreement, judgment, injunction, order or decree binding upon Microgyn which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of Microgyn, any acquisition of material property by Microgyn or the conduct of business by Microgyn as currently conducted or as proposed to be conducted by Microgyn in the Microgyn Business Plan.

     Section 2.10 LEGAL PROCEEDINGS. Microgyn is not in violation of, and has not received any notice of any violation of (a) any applicable statute, law, regulation, ordinance, writ, injunction, order, judgment or decree, the effect of which violation could, individually or in the aggregate, be materially adverse to Microgyn's Business, or (b) any provision of the Articles of Organization or Bylaws (or other organizational or charter document) of Microgyn. There is no order, writ, injunction, judgment or decree outstanding, and no legal, administrative, arbitration or other proceeding, action, suit or governmental investigation or inquiry against or relating to Microgyn or its assets or business ("MICROGYN LEGAL PROCEEDINGS") pending or, to the knowledge of Microgyn, threatened and, to the knowledge of Microgyn, there are no claims (including unasserted claims as to which there has been a manifestation by a potential claimant of an awareness of such claim or it is considered probable that a claim will be asserted and there is a reasonable possibility that the outcome will be unfavorable, all as such terms are used in Statement of Financial Accounting Standards No. 5), against or relating to Microgyn or its assets or business, which pending or threatened Microgyn Legal Proceedings or claims would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Microgyn's Business. There is no Microgyn Legal Proceeding which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. There are no existing liabilities that require Microgyn to indemnify its officers and directors for acts or omissions by such persons or existing agreements to provide indemnification for such liabilities. The Microgyn Disclosure Schedule sets forth with respect to each Microgyn Legal Proceeding, to the extent that the aggregate remedies or damages claimed for each such complaint are unspecified, involve specific performance or injunctive relief or exceed $25,000, the forum, the parties thereto, a brief description of the subject matter thereof and the amount of damages claimed.

     Section 2.11 ERISA MATTERS. Microgyn and any trade or business (whether or not incorporated) which is treated as a single employer with Microgyn (an "ERISA AFFILIATE") within the meaning of Section 414(b), (c),
(m) or (o) of the Internal Revenue Code of 1986, as amended (the "CODE"), has no (i) material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) loans to any non-officer employee in excess of $5,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements,
(iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Microgyn and that do not generally apply to all employees, or (v) except as set forth in the Microgyn Disclosure Schedule, current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Microgyn of greater than $5,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Microgyn (together, the "MICROGYN EMPLOYEE PLANS").

     Section 2.12   TAXES.

          (a) For purposes of this Section 2.12 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

               (i) The term "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in
(A) or (B) as a result of any obligation to indemnify another person.

               (ii) The term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b) Microgyn has not been required to file any returns and has incurred no liability for taxes (including estimated taxes). Microgyn has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Microgyn with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Microgyn is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established. Microgyn has not at any time been a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired. No liability for Taxes of Microgyn will be incurred prior to Closing other than in the ordinary course of business.

          (c) No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Microgyn, and Microgyn has not received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. Microgyn is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against Microgyn or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Microgyn.

          (d) Microgyn is not (and has ever been) a party to any tax sharing agreement.

          (e) Microgyn is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Conceptus is not required to withhold tax by reason of Section 1445 of the Code. Microgyn is not a "consenting corporation" under Section 341(f) of the Code. Microgyn has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Microgyn pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Microgyn has not agreed to, nor is it required to make, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Microgyn will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date. Microgyn is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Microgyn is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

          (f) Microgyn has no net operating losses and credit carryovers or other tax attributes that are currently subject to limitation under Sections 382, 383 or 384 of the Code (or comparable provisions of state tax law).

     Section 2.13   INTELLECTUAL PROPERTY.

          (a) Other than the rights of MSI and others set forth in the MSI Agreements, Microgyn owns or has the exclusive right to use, make, sell, license, or sublicense and bring actions for infringement of all Microgyn Products (as defined below) and Intellectual Property Rights (as defined below) developed by or for Microgyn or that are used or currently proposed to be used in the business of Microgyn as currently conducted or proposed to be conducted in the Microgyn Business Plan. Although Microgyn has no knowledge of any such inventions or rights, the parties acknowledge that an independent third party (without the assistance, involvement, permission or other complicity of Microgyn or its employees, officers or directors) may have the ability to practice inventions or rights relating to products in Microgyn's industry comparable to the Microgyn Products, which inventions or rights were independently developed by such party or licensed by such party from another independent third party to the extent that such inventions or rights do not contravene an issued patent or trademark, or application therefor, owned by or exclusively licensed to Microgyn. All of the Microgyn Products and Microgyn Intellectual Property Rights are owned or licensed by Microgyn free and clear of any rights or claims of any former employees, consultants, officers and directors of Microgyn and current or former employers of all current and former employees, consultants, officers and directors of Microgyn other than the rights of MSI and others set forth in the MSI Agreements. All taxes and fees, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the Microgyn Intellectual Property Rights, due and payable on or before the date hereof, have been paid by Microgyn except as set forth on the Microgyn Disclosure Schedule.

          (b) Microgyn's current products and products under development are listed on the Microgyn Disclosure Schedule (collectively, the "MICROGYN PRODUCTS"). Other than the rights granted to MSI, no person has a license to make, use or distribute or the right to acquire such a license with respect to any current or future version of any Microgyn Product or any Microgyn Product that is under development, and no agreement to which Microgyn is a party will restrict the Surviving Corporation or Conceptus from charging customers for any such new version. Except as set forth in the MSI
Agreements, no agreement for the support or maintenance of Microgyn Products obligates Microgyn, or would obligate the Surviving Corporation or Conceptus after the Effective Time to provide any improvement, enhancement, change in functionality or other alteration in the performance of the Microgyn Products.

          (c) Except as set forth in the MSI Agreements, no person has a right to receive a royalty or other payment in respect of any Microgyn Product or Microgyn Intellectual Property Rights whether or not pursuant to any contractual arrangements entered into by Microgyn. Except as set forth in the MSI Agreements, Microgyn has no licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any Microgyn Product or Microgyn Intellectual Property Rights.

          (d) The execution, delivery and performance of this Agreement, the Articles of Merger and the Microgyn Ancillary Agreements, the consummation of the Merger and the consummation of the other transactions contemplated hereby and thereby (including without limitation the continued conduct by Conceptus after the Merger of Microgyn's Business as presently conducted and as proposed to be conducted in the Microgyn Business Plan and the incorporation of any Microgyn Product or Microgyn Intellectual Property Right in any product of Conceptus or the Surviving Corporation) will not breach, violate or conflict with any instrument or agreement governing any such Microgyn Product or Microgyn Intellectual Property Right necessary or required for, or used in, the conduct of the business of Microgyn as presently conducted or as proposed to be conducted and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Microgyn Product or Microgyn Intellectual Property Right or in any way impair the right of Conceptus or the Surviving Corporation or any of its subsidiaries to use, sell, license or dispose of, either as part or all of an Microgyn Product or subsequent to the Closing (as defined in Article I) as part or all of a product of Conceptus or the Surviving Corporation, or to bring any action for the infringement of, any such Microgyn Product or Microgyn Intellectual Property Right or portion thereof.

          (e) The development, manufacture, marketing, license, sale or use of any Microgyn Product or Microgyn Intellectual Property Right does not and will not violate any license or agreement to which Microgyn is a party or infringe any Intellectual Property Right of any other party; there is no pending or, to the knowledge of Microgyn, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property Right necessary or required for, or used in, the conduct of the business of Microgyn as presently conducted nor, to the knowledge of Microgyn, is there any basis for any such claim, nor has Microgyn received any notice asserting that any such Intellectual Property Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Microgyn, is there any basis for any such assertion. To Microgyn's knowledge, there is no infringement on the part of any third party of Microgyn's Intellectual Property Rights.

          (f) Microgyn has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all officers and employees of and consultants to Microgyn with access to or knowledge of Microgyn's Intellectual Property Rights) to maintain the secrecy and confidentiality of, and its proprietary rights in, all Intellectual Property Rights necessary or required for, or used in, the conduct of Microgyn's Business. All employees, consultants, officers, directors and shareholders of Microgyn that have had access to any material portion of the Microgyn Intellectual Property Rights are parties to a written agreement ("PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT"), under which each such person or entity (i) is obligated to disclose and transfer to Microgyn, without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment with or performance of services for Microgyn, he makes or conceives of either solely or jointly with others, that relate to any subject matter with which his work for Microgyn may be concerned, or relate to or are connected with the business, products or projects of Microgyn, or involve the use of the time, material or facilities of Microgyn, and (ii) is obligated to maintain the confidentiality of proprietary information of Microgyn. To Microgyn's knowledge, none of Microgyn's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to use their best efforts to promote the interests of Microgyn in the Microgyn Business or that would conflict with the Microgyn Business. Other than technology licensed under the MSI Agreements, it is currently not necessary nor will it be necessary for Microgyn to utilize in the Microgyn Business nor will Microgyn utilize in the Microgyn Business any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with Microgyn, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by Microgyn, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such person or entity is a party or to which any of such assets or rights may be subject, except to the extent that such utilization would not have a material adverse effect on the Microgyn Business. None of Microgyn's employees, consultants, officers, directors or shareholders that has had knowledge or access to information relating to Microgyn's Business has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his previous employer relating to the business as conducted of such previous employer which has resulted in Microgyn's access to or use of such proprietary items in Microgyn's Business, and Microgyn and each Microgyn Subsidiary will not gain access to or make use of any such proprietary items in Microgyn's Business, except to the extent that any such activities would not have a material adverse effect on Microgyn's Business.

          (g) The MSI Agreements are the only licenses, sublicenses and other agreements as to which Microgyn is a party and pursuant to which Microgyn or any other person is authorized to use, license, sublicense, sell or distribute any Intellectual Property Right and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Microgyn is not in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair Microgyn's rights under such license, sublicense or agreement. The MSI Agreements are the only exclusive arrangement between Microgyn and any third party to use, license, sublicense, sell or distribute any Microgyn Intellectual Property Right or any Microgyn Product.

          (h) The Microgyn Disclosure Schedule contains a complete and accurate list of all applications, filings and other formal actions made or taken (including any results thereof) pursuant to federal, state, local and foreign laws by Microgyn to perfect or protect its interest in Microgyn Intellectual Property Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and copyright registrations. As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights, including, without limitation, domestic and foreign patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, licenses, know-how, trade secrets, trade rights, proprietary processes and formulae, inventions, development tools, designs, plans, specifications, technical information and other proprietary rights, whether or not registered, and all documentation and media relating to the above, and the term "MICROGYN INTELLECTUAL PROPERTY RIGHT" shall mean Intellectual Property Rights owned by or granted exclusively or nonexclusively to Microgyn.

     Section 2.14   ENVIRONMENTAL MATTERS.

          (a) The operations of Microgyn (i) comply and have complied in all material respects with all federal, state and local environmental, health and safety laws, statutes and regulations, (ii) are not the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environment, health or safety law, statute or regulation, and
(iii) are not the subject of any federal or state investigation pursuant to which Microgyn has been ordered to respond to a release of any hazardous or toxic waste, substance or constituent or other substance, into the environment in violation of law.

          (b) Microgyn has not (i) filed any notice under federal or state law indicating past or present treatment, storage or disposal requiring a Part B permit or designation of "interim status" as defined under 40 C.F.R. Parts 260-270 or any state equivalent of a hazardous or toxic waste as defined therein or reporting a spill or release of a hazardous or toxic waste, substance or constituent or other substance, into the environment except in accordance with applicable law, or (ii) released, as defined in the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), any hazardous substance as defined therein into the environment.

          (c) None of the operations of Microgyn involve, or have ever involved, the generation, transportation, treatment or disposal, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, of any hazardous or toxic waste, substance or constituent.

          (d) No claim, complaint, or administrative proceeding has been brought or is currently pending against Microgyn relating to any liability of Microgyn existing or threatened with respect to hazardous or toxic waste, substances or constituents or other substances or as to the investigation or remediation of hazardous or toxic waste, substances or constituents or other substances.

     As used herein "FEDERAL, STATE AND LOCAL ENVIRONMENTAL, HEALTH AND SAFETY LAWS, STATUTES OR REGULATIONS" means any and all laws, rules, regulations, orders, treaties, statutes and codes promulgated by any local, state, federal or international governmental authority or agency which has jurisdiction over any portion of the current operations of Microgyn, which prohibits, regulates or controls any hazardous material or the transportation, storage, transfer, recycling, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale or distribution of hazardous materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act, as amended (15 4U.S.C. Section 2601 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), as these laws have been amended or supplemented to date and any analogous state or local statutes and the regulations promulgated to date pursuant thereto.

     As used herein, "HAZARDOUS OR TOXIC WASTE, SUBSTANCE OR CONSTITUENT OR OTHER SUBSTANCE" means those substances which are regulated by or form the basis of liability under any federal, state and local environmental, health and safety laws, statutes or regulations because they are radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including, without limitation: (a) asbestos, (b) oil and petroleum products,
(c) explosives, (d) radioactive substances, pollutants or wastes, (e) urea formaldehyde-containing building materials, (f) polychlorinated biphenyls,
(g) radon gas, and (h) ultra-hazardous or toxic substances, pollutants or wastes.

     Section 2.15 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement, the Articles of Merger and the Microgyn Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Microgyn, under any Microgyn Employee Plan or otherwise, (b) increase any benefits otherwise payable under any Mycrogyn Employee Plan, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

     Section 2.16 INTERESTS OF OFFICERS AND DIRECTORS. No officer or director of Microgyn or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to Microgyn any goods, property, technology or intellectual or other property rights or services; (b) any contract or agreement to which Microgyn is a party or by which it may be bound or affected; or (c) any property, real or personal, tangible or intangible, used in or pertaining to Microgyn's Business, including any interest in the Microgyn Intellectual Property Rights.

     Section 2.17 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than the MSI Agreements there is no material agreement, judgment, injunction, order or decree binding upon Microgyn which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Microgyn, any acquisition of property by Microgyn or the conduct of business by Microgyn as currently conducted or as currently proposed to be conducted by Microgyn.

     Section 2.18 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

          (a) The Microgyn Disclosure Schedule lists all facilities occupied by Microgyn since Microgyn's incorporation, and indicates the nature of Microgyn's interest in such facilities. Microgyn has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except those granted to Conceptus and those reflected in the Microgyn Disclosure Schedule or except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (b)  Microgyn does not own or lease any equipment.

     Section 2.19   REGULATORY MATTERS; GOVERNMENTAL LICENSES; COMPLIANCE
WITH LAWS.

          (a) The Microgyn Disclosure Schedule sets forth a complete and accurate list and description of (i) all United States Food and Drug Administration (the "FDA") and any other Governmental Entity inspector lists of observations or similar documents made at inspections with respect to Microgyn, including without limitation Form(s) FDA-483, (ii) Regulatory or Warning Letters, Notices of Adverse Findings or Section 305 notices issued by the FDA or any similar letters or notices issued by any other Governmental Entity to Microgyn; (iii) all United States Pharmacopoeia Product Problem Reporting Program complaints or reports and MedWatch FDA forms 3500, device experience network complaints received by Microgyn and Medical Device Reports ("MDRS") filed by Microgyn; (iv) all product recalls and safety alerts conducted by or issued to Microgyn; (v) any civil penalty actions begun by the FDA or any other Governmental Entity against Microgyn of which Microgyn is aware; and (vi) all 510(k) substantial equivalence letters or premarket approval letters ("PMAS") received by Microgyn, all applications filed by
Microgyn for 510(k)s or PMAs   and all assurances from the FDA, written or
oral, that any modifications to devices subject to issued 510(k)s or PMAs remain covered by FDA and any other Governmental Entity approvals.

          (b) Microgyn has obtained all consents, approvals, registrations, certifications, authorizations, permits and licenses of, and has made all filings with, or notifications to, all Governmental Entities pursuant to applicable requirements of all federal, state or local and, to Microgyn's knowledge, foreign, laws, ordinances, governmental rules or regulations applicable to Microgyn and its current business, including but not limited to, all such laws, ordinances, governmental rules or regulations relating to registration of Microgyn's Products (at their current level of development and use) and certification of its facilities. Microgyn is in compliance with all federal, state or local and, to Microgyn's knowledge, foreign, laws, ordinances, governmental rules or regulations relating to medical device manufacturers and distributors or otherwise applicable to its current business and has no reason to believe that any of its consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it has received or made to operate its business are invalid or have been or are being suspended, cancelled, revoked or questioned. There is no investigation or inquiry to which Microgyn is a party or, to Microgyn's knowledge, pending or threatened relating to the operation of Microgyn's business and its compliance with applicable federal, state, local or foreign laws, ordinances, governmental rules or regulations.

          (c) Microgyn is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Microgyn is a party or is subject.

     Section 2.20   LABOR MATTERS.

          (a) Microgyn is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice. Microgyn has complied in all material aspects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder. Microgyn has not received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which Microgyn is a party or involving Microgyn, and there is neither pending nor, to Microgyn's knowledge, threatened any investigation or hearing concerning Microgyn arising out of or based upon any such laws, regulations or practices. Except as is not material to Microgyn's Business, Microgyn has not given to or received from, or anticipates giving to or receiving from, any employee of Microgyn notice of termination of employment. The Microgyn Disclosure Schedule sets forth the terms pursuant to which all amounts may be payable (whether currently or in the future) to current or former officers, directors, or employees of Microgyn as a result of or in connection with the Merger.

          (b) Microgyn is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Microgyn has not experienced any attempt by organized labor or its representatives to make Microgyn conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Microgyn. To Microgyn's knowledge, there is no labor strike or labor disturbance pending or threatened against Microgyn nor is any grievance currently being asserted. Microgyn has not experienced a work stoppage or other labor difficulty.

     Section 2.21 QUESTIONABLE PAYMENTS. Neither Microgyn nor to its knowledge any director, officer, agent or other employee of Microgyn has:
(a) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Microgyn; or (b) made any political contributions which would be lawful under the laws of the United States or the foreign country in which such payments were made. Neither Microgyn nor to its knowledge any director, officer, agent or other employee of Microgyn has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Microgyn or with respect to any political contribution.

     Section 2.22 INSURANCE. The Microgyn Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by Microgyn. Microgyn is not in default under any of such policies or binders, and Microgyn has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to Microgyn upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Effective Time.

     Section 2.23 BROKERS. Other than with respect to amounts owed to Mr. John Cvinar, as detailed on the Microgyn Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. In the event that the preceding sentence is in any way inaccurate, Microgyn agrees to indemnify and hold harmless Conceptus from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Conceptus or any of its directors, officers, partners, employees or representatives is responsible.

     Section 2.24 DISCLOSURE. To the knowledge of Microgyn, other than with respect to statements in the Microgyn Business Plan, no representation or warranty made by Microgyn in this Agreement, nor any document, written information, written statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by Microgyn or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact with respect to Microgyn (and specifically excluding any external factors such as general market conditions, products of competitors and other information in the public domain) necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. The Microgyn Business
Plan and the financial projections contained therein were prepared in good faith; however, Microgyn does not warrant that it will achieve such financial projections. To the knowledge of Microgyn, there is no event, fact or condition with respect to Microgyn (and specifically excluding any external factors such as general market conditions, products of competitors and other information in the public domain) that has resulted in, or could reasonably be expected to result in, a material adverse effect on Microgyn's Business that has not been set forth in this Agreement or in the Microgyn Disclosure Schedule. Microgyn has provided copies to Conceptus of all documents and information requested by Conceptus pursuant to Conceptus's diligence requests.

     Section 2.25 VOTE REQUIRED. The affirmative votes of the holders of two-thirds of the outstanding shares of Microgyn Common Stock is the only vote of the holders of any class or series of Microgyn Capital Stock necessary to approve this Agreement and the Merger.

     Section 2.26   MICROGYN AFFILIATES.   All persons that may be deemed to
be an "affiliate" of Microgyn, as defined in Rule 405 promulgated under the Securities Act, are set forth in Section 2.26 of the Microgyn Disclosure Schedule; provided this section shall not constitute an admission that such persons are in fact affiliates.

                             ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF
                          CONCEPTUS AND SUB

     As of the date hereof, except as disclosed in a document referring specifically to the relevant subsections of this Article III which is delivered by Conceptus to Microgyn prior to execution of this Agreement (the "CONCEPTUS DISCLOSURE SCHEDULE"), Conceptus and Sub hereby represent and warrant to Microgyn and the Microgyn Shareholders, which representations, to the extent to that they refer to the "knowledge" of Conceptus or Sub, shall be deemed to encompass the individual knowledge of each officer and director of Conceptus or Sub, as follows:

     Section 3.1 CORPORATE ORGANIZATION. Conceptus and Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and the Commonwealth of Massachusetts, respectively, and each has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate its properties and to conduct its business as it is now being conducted. Conceptus and Sub are duly qualified or licensed to do business and are in good standing as foreign corporations in each state or other jurisdiction in which the nature of their respective businesses or operations or ownership of their property requires such qualification or licensing, except where the failure to be so qualified or licensed would not, individually or in the aggregate, materially and adversely affect the condition (financial or other), business, properties, prospects (as currently contemplated), net worth or results of operations of Conceptus and Sub taken as a whole (collectively, "CONCEPTUS'S BUSINESS"). Conceptus has delivered to Microgyn complete and correct copies of Conceptus's Certificate of Incorporation and Bylaws and Sub's Articles of Organization and Bylaws, in each case as amended to the date hereof.

     Section 3.2 CAPITAL STRUCTURE. As of the date hereof the authorized capital stock of Conceptus consists of 30,000,000 shares of Conceptus Common Stock, and 3,000,000 shares of Preferred Stock, $0.003 par value ("CONCEPTUS PREFERRED STOCK"). At the close of business on September 30, 1996, 9,148,045 shares of Conceptus Common Stock were outstanding and 1,060,668 shares of Conceptus Common Stock were reserved for issuance upon the exercise of outstanding stock options ("CONCEPTUS OPTIONS"), and no shares of Conceptus Preferred Stock were outstanding. All outstanding shares of Conceptus Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. The shares of Conceptus Common Stock issuable in connection with the Merger are duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement and the Articles of Merger, will be validly issued, fully paid, nonassessable and free of preemptive rights. As of the date hereof, the authorized capital stock of Sub consists of 100 shares of Common Stock, no par value, one of which is validly issued, fully paid and nonassessable and owned by Conceptus. Except for the shares listed above issuable pursuant to Conceptus Options, there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which Conceptus or any Subsidiary of Conceptus is a party or by which any of them may be bound obligating Conceptus or any Subsidiary of Conceptus to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Conceptus or of any Subsidiary of Conceptus or obligating Conceptus or any Subsidiary of Conceptus to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

     Section 3.3 AUTHORIZATION, EXECUTION AND DELIVERY. Conceptus and Sub each has all requisite corporate power and authority (a) to execute and deliver this Agreement, the Articles of Merger and the agreements attached as exhibits hereto to which Conceptus or Sub is a party (the "CONCEPTUS ANCILLARY AGREEMENTS"), (b) to perform its respective obligations under this Agreement, the Articles of Merger and the Conceptus Ancillary Agreements, and
(c) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Articles of Merger and the Conceptus Ancillary Agreements by Conceptus and Sub and the consummation by Conceptus and Sub of the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action of Conceptus and Sub. This Agreement has been duly executed and delivered by Conceptus and Sub and, assuming its due authorization, execution and delivery by Microgyn, constitutes the legal, valid and binding obligation of each of them, enforceable in accordance with its terms. The Board of Directors of Conceptus has determined that it is advisable and in the best interest of Conceptus's stockholders for Conceptus to enter into a strategic business combination with Microgyn upon the terms and subject to the conditions of this Agreement.

     Section 3.4 GOVERNMENTAL APPROVALS AND FILINGS. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any Governmental Entity is required on the part of Conceptus or Sub in order (a) to permit Conceptus and Sub to perform their respective obligations under this Agreement or (b) to prevent the termination of any right, privilege, license or agreement of Conceptus, or to prevent any loss to Conceptus's Business, by reason of the transactions contemplated by this Agreement, except for (i) the receipt of a permit from the California Department of Corporations (ii) the filing of the Articles of Merger, as required by the MBCL, (iii) the registration requirements of state securities or "Blue Sky" laws and (iv) the rules of the Nasdaq National Market applicable to the Conceptus Common Stock.

     Section 3.5 NO CONFLICT. Except for compliance with the governmental and regulatory requirements described in Section 3.4 hereof, neither the execution, delivery and performance of this Agreement, the Articles of Merger and the Conceptus Ancillary Agreements by Conceptus and Sub nor the consummation by Conceptus and Sub of the transactions contemplated hereby and thereby, including the Subsequent Merger, will (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of Conceptus's Certificate of Incorporation, Sub's Articles of Organization, Conceptus's Bylaws or Sub's Bylaws, (b) conflict with, result in a breach or violation of, give rise to a termination right or a default under, or result in the acceleration of performance under (whether or not after the giving of notice or lapse of time or both), any mortgage, lien, lease, agreement, note, bond, indenture, guarantee or instrument or any license or franchise granted by or to third party that is material to Conceptus's Business, (c) conflict with, or result in a violation of, any statute, regulation, law, ordinance, writ, injunction, order, judgment or decree to which Conceptus or Sub or any of their respective assets may be subject, which conflict, breach, default or violation would materially and adversely affect Conceptus's Business, (d) give rise to a declaration or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of Conceptus or Sub, (e) materially and adversely affect any franchise, license, permit or other governmental approval which is material to Conceptus's Business or is necessary to enable Conceptus or Sub to carry on their respective businesses as presently conducted or is required of any employee or agent thereof to enable each of them to carry out such person's duties on behalf of Conceptus or Sub, as the case may be, or (f) require the consent of any third party.

     Section 3.6 REPORTS; ACCURACY OF INFORMATION. Conceptus has previously delivered to Microgyn true and complete copies of (a) Conceptus's annual report on Form 10-K for the year ended December 31, 1995, and quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, as filed by Conceptus with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and (b) the Company's notice of annual meeting, proxy statement and annual report furnished to Conceptus's stockholders in connection with its 1996 annual meeting of stockholders held on May 9, 1996. As of their respective dates (or, if any such report or proxy statement shall have been amended, as of the date of such amendment), such reports and proxy statements (i) complied with all applicable provisions, rules and regulations of federal securities laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which such statements were made, not misleading. Conceptus has timely filed all reports and registration statements required to be filed by Conceptus with the Commission under the rules and regulations of the Commission.

     Section 3.7 LITIGATION. There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of Conceptus, threatened against Conceptus or any its Subsidiaries which could, individually or in the aggregate, have a material adverse effect on Conceptus's Business or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

     Section 3.8 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in Conceptus's most recently filed report on Form 10-Q, Conceptus has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Conceptus; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Conceptus; (c) any damage to, destruction of or loss of any assets of the Conceptus (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Conceptus; or (d) any sale of a material amount of property of Conceptus, except in the ordinary course of business.

     Section 3.9 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. In the event that the preceding sentence is in any way inaccurate, Conceptus agrees to indemnify and hold harmless Microgyn from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Conceptus or any of its directors, officers, partners, employees or representatives is responsible.

     Section 3.10   RESALE OF MERGER SHARES.   Assuming the issuance of a
Permit by the Commissioner following the Permit Application and Hearing, as all of such terms are defined in Section 6.2 below, the Merger Shares may be resold in compliance with Rule 145 promulgated under the Securities Act or otherwise pursuant to a valid exemption from registration under the Securities Act.

                             ARTICLE IV

                        COVENANTS OF MICROGYN

     Section 4.1 REGULAR COURSE OF BUSINESS. Except as otherwise consented to in writing by Conceptus, prior to the Effective Time Microgyn shall use its best efforts to conduct its business in the ordinary and usual course consistent with past practice and shall use reasonable efforts to maintain and preserve intact its business organizations, keep available the services of its officers and employees and maintain positive relations with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with them. Microgyn shall promptly notify Conceptus of any event or occurrence not in the ordinary course of business and will not enter into or amend any agreement or take any action which reasonably could be expected to have a material adverse effect on Microgyn's Business.

     Section 4.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Except as provided herein or as otherwise consented to in writing by Conceptus, prior to the Effective Time, Microgyn will not:

          (a) propose, adopt or permit an amendment of Microgyn's Articles of Organization or Microgyn's Bylaws;

          (b) issue, sell, encumber or deliver, or agree to issue, sell, encumber or deliver, any shares of any class of capital stock of Microgyn or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities (except pursuant to the conversion of securities convertible into Microgyn Capital Stock and outstanding as of the date hereof) or authorize or propose any change in its equity capitalization;

          (c) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or repurchase, redeem or otherwise acquire any shares of its capital stock,

          (d)  mortgage or pledge any of its assets, tangible or intangible;

          (e) (i) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (ii) cancel or agree to cancel any debts or claims, (iii) lease, sell or transfer, agree to lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights (except for (A) dispositions of obsolete or worthless assets, (B) sales of immaterial assets not in excess of $5,000 in the aggregate and (C) leases of equipment in the ordinary course of business pursuant to commitments as set forth in the Microgyn Disclosure Schedule), or (iv) make or permit any material amendments or termination of any material contract, agreement, license or other right to which it is a party;

          (f) grant any increase in compensation to any employee or director (except for annual increases in salary or wages of, and bonus grants made to, employees in the ordinary course of business consistent with past practice, which increases or grants have been consented to in writing by Conceptus and have been listed in the Microgyn Disclosure Schedule), or amend in any respect the terms of any Microgyn Employee Plan or adopt any new Microgyn Employee Plan or similar arrangements or agreements (except in each case as specifically provided in this Agreement or as required by law), or enter into or amend any employment, severance or similar arrangement;

          (g) hire any management personnel or terminate any employee of Microgyn , except in the ordinary course of business involving a person with an annual salary of less than $25,000 and only (in the case of a new hire) pursuant to an at-will arrangement without any severance benefits;

          (h) acquire control or ownership of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or incorporate or form, or cause to be incorporated or formed, any corporation, association, joint venture, partnership, business trust or other business entity, or merge, consolidate or otherwise combine with any other corporation (except as provided for in this Agreement), or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Microgyn Business;

          (j) pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Microgyn Financial Statements;

          (k) except in the ordinary course of business, enter into or agree to enter into any transaction material to Microgyn's Business;

          (l) transfer or license to any person or entity, or otherwise extend, amend or modify, any rights to the Microgyn Intellectual Property Rights;

          (m) enter into or amend any agreements pursuant to which any other party is granted most favored customer status or exclusive marketing, distribution or other similar rights with respect to any products of Microgyn;

          (n) violate, amend or otherwise modify the material terms of any of the contracts set forth on the Microgyn Disclosure Schedule;

          (o) commence a lawsuit other than for the routine collection of bills or to enforce Microgyn's rights under this Agreement, or settle a lawsuit;

          (p) change the accounting methods or practices followed by Microgyn , including any change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by changes in generally accepted accounting principles, make or change any material Tax election, adopt or change any Tax accounting method, file any material Return or any amendment to a material Return (other than as required and in accordance with Section 4.5), enter into any material closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, without the prior consent of Conceptus, which consent will not be unreasonably withheld (for purposes of this covenant a "material" Tax Return, closing agreement, Tax claim or assessment shall mean a Tax liability with respect to each such item in excess of $5,000);

          (q) take any action that would result in any of the representations and warranties of Microgyn set forth in this Agreement becoming untrue;

          (r) make any changes in its investment portfolio other than the reinvestment of the proceeds of maturing, redeemed or prepaid securities, obligations or other investments into United States Treasury securities maturing 90 days or less from the date of investment;

          (s) allow or permit to be done any act by which any of its insurance policies may be suspended, impaired or canceled;

          (t) fail to comply in any material respect with all laws applicable to it; or

          (u) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 4.3 DIVIDENDS AND DISTRIBUTIONS; REPURCHASES. Except as otherwise consented to in writing by Conceptus prior to the Effective Time, Microgyn will not declare or pay any dividend on its capital stock in cash, stock or property, and will not redeem, repurchase or otherwise acquire any shares, or rights to acquire shares, of its capital stock.

     Section 4.4 NO DEFAULT OR VIOLATION. Except as otherwise consented to in writing by Conceptus, prior to the Effective Time, Microgyn will use its best efforts not to (a) violate, or commit a breach of or a default under, any contract, agreement, lease, license, mortgage or commitment to which it is a party or to which any of its assets may be subject or (b) violate any statute, regulation, ordinance, writ, injunction, order, judgment or decree, or any other requirement of any governmental body or court, applicable to its assets or business, the effect of which in any such case in clauses (a) or (b) would be materially adverse to Microgyn's Business.

     Section 4.5 TAXES; CONSENT. Microgyn shall prepare and timely file all Returns and amendments thereto required to be filed by it on or before the Closing Date. Conceptus shall have a reasonable opportunity to review all Returns and amendments thereto and to approve such Returns (which approval shall not be unreasonably withheld). Microgyn shall pay and discharge all Taxes, assessments and governmental charges upon or against it or any of its properties or assets, and all liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (a) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any material adverse effect upon the condition (financial or otherwise) or operations of Microgyn; and (b) Microgyn shall have set aside on its books adequate reserves for such Taxes. Between the date of this Agreement and the Closing Date, Microgyn shall give Conceptus and its authorized representatives full access to all properties, books, records and Returns of or relating to Microgyn, whether in possession of Microgyn, or third-party professional advisors or representatives in order that Conceptus may have full opportunity to make such investigations as it shall desire to make of the affairs of Microgyn. Microgyn shall ensure that all third-party advisors and representatives of Microgyn, including without limitation accountants and attorneys, fully cooperate and be available to Conceptus in connection with such investigation. Microgyn shall, as of the Closing Date, terminate all tax allocation agreements or tax sharing agreements with respect to Microgyn and shall ensure that any such agreements are of no further force or effect as to Microgyn on and after the Closing Date.

     Section 4.6 ADVICE OF CHANGES. Microgyn will promptly advise Conceptus in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Microgyn contained in this Agreement, if made on or as of the date of such event or the date of the Closing, untrue or inaccurate or (b) any material adverse change in Microgyn's Business.

     Section 4.7 NEGOTIATION WITH OTHERS. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Microgyn shall not, directly or indirectly, (a) solicit, initiate discussions or engage in negotiations with any person (whether such negotiations are initiated by Microgyn or otherwise) or take any other action intended or designed to facilitate the efforts of any person, other than Conceptus, relating to the possible acquisition of Microgyn (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets (with any such efforts by any such person, including without limitation a firm proposal to make such an acquisition, to be referred to as an "ACQUISITION PROPOSAL"), (b) provide information with respect to Microgyn to any person, other than Conceptus, relating to a possible Acquisition Proposal by any person, other than Conceptus, (c) enter into an agreement with any person, other than Conceptus, providing for a possible Acquisition Proposal, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person other than by Conceptus. In addition, Microgyn agrees to immediately cease any and all existing activities, discussions or negotiations with any parties conducted prior to the date hereof with respect to the foregoing.

     Section 4.8 ACQUISITION PROPOSALS. Microgyn will provide Conceptus with immediate notice of any inquiry or offer Microgyn receives from or on behalf of any third party of the type referred to in Section 4.7 hereof, including in such notice the identity of the third party and a complete description of any such inquiry or offer, and will provide Conceptus with immediate notice if Microgyn provides or furnishes any information to any third party relating to a possible Acquisition Proposal.

     Section 4.9 CONSENTS, APPROVALS AND FILINGS. Subject to having sufficient funds, Microgyn will use its best efforts to comply as promptly as practicable with the governmental requirements specified in Section 2.5 hereof and to obtain on or before the Closing all necessary approvals, authorizations, consents, licenses, clearances or orders of Governmental Entities referred to in such section or of other persons referred to in
Section 2.6 or the Microgyn Disclosure Schedule.

     Section 4.10 ACCESS TO RECORDS AND PROPERTIES. Conceptus may, prior to the Effective Time, through its employees, agents and representatives, continue to conduct or cause to be conducted a detailed review of the business, financial condition, properties, assets, books and records of Microgyn. Microgyn agrees to assist Conceptus in conducting such review and investigation and will provide, and will cause its independent public accountants (if any) to provide (subject to Conceptus's agreement to any hold-harmless or indemnity reasonably required by such independent public accountants), Conceptus and its employees, agents and representatives full access to, and complete information concerning all aspects of the business of Microgyn, including its books, records (including Returns filed or in preparation), personnel and premises, the audit work papers and other records relating to Microgyn of its independent public accountants. Neither any investigation by Conceptus nor the receipt by Conceptus of any data or information from Microgyn, its independent public accountants and other representatives or advisors will affect the right of Conceptus or Sub to rely on the representations, warranties or covenants of Microgyn or the right of Conceptus to terminate this Agreement as provided in Section 13.1 hereof.

     Section 4.11 NON-COMPETITION AGREEMENTS. Prior to the Closing, Microgyn will use its reasonable best efforts to cause those shareholders set forth in Section 4.11 of the Microgyn Disclosure Schedule to execute and deliver to Conceptus Non-Competition Agreements substantially in the form of EXHIBIT B-1, B-2 and B-3 attached hereto (the "NON-COMPETITION AGREEMENTS").

                              ARTICLE V

                   COVENANTS OF CONCEPTUS AND SUB

     Section 5.1 LISTING APPLICATION. Conceptus will prepare and submit to the Nasdaq National Market an additional listing application covering the Merger Securities issuable in connection with the Merger and will use its best efforts to obtain approval for the listing of such securities upon official notice of issuance.

     Section 5.2 EMPLOYEE BENEFITS. Promptly following the Effective Time, Conceptus will take all steps necessary to make available to those employees of Microgyn that will become employees of Conceptus or the Surviving Corporation all employee benefits then offered to Conceptus employees of like circumstance.

     Section 5.3    CONDUCT OF MICROGYN BUSINESS.

           (a) It is Conceptus's intent to invest in research and development ("R&D") to successfully commercialize the Microgyn sheath (CISS) product in order to achieve the level of sales projected in the Microgyn Business Plan. Accordingly, Conceptus will fund Microgyn's R&D expenses (including regulatory expenses) at no less than the levels set forth in the Microgyn Business Plan through the period ending twelve (12) full calendar months after the initial domestic commercial sale of a Microgyn Product (as such terms and periods are discussed in Section 1.3(c) above). It is also agreed that Conceptus needs a mechanism to adjust R&D expenditures should sales fall far short of the projected level of sales in the Microgyn Business Plan. To this end, at the end of the first twelve (12) full calendar months of commercial sales of Microgyn Products in the United States (the "FIRST REVIEW") and on the anniversary date thereafter (each a "SUBSEQUENT REVIEW") through the period ending December 31, 2001, Conceptus will review actual sales performance for Microgyn Products versus projected levels set forth in the Microgyn Business Plan. If at the First Review actual sales of Microgyn Products for the preceding twelve (12) calendar months exceed $3.5 million worldwide, Conceptus will provide R&D funding for the Microgyn projects over the next twelve (12) calendar months at a level no less than the sum of the amounts set forth in the Microgyn Business Plan for such period. Thereafter at each Subsequent Review, if actual worldwide sales of Microgyn Products exceed an amount equal to double the minimum worldwide sales for the prior twelve-month period (as set forth in the final sentence of this paragraph), Conceptus will continue to provide R&D funding over the next twelve (12) full months at a level no less than the sum of the amounts set forth in the Microgyn Business Plan for such period. If at the First Review or at any Subsequent Review actual worldwide sales of Microgyn Products for the prior twelve (12) calendar months fail to meet the following minimum levels, Conceptus will not be obligated thereafter to provide the level of R&D funding set forth in the Microgyn Business Plan: First Review - $3.5 million; Second Review - $7.0 million; Third Review - $14.0 million; Fourth Review - $28.0 million.
Nothing in this paragraph shall be construed to apply to, or create obligations on the part of Conceptus regarding, the funding of the Microgyn projects by Conceptus after December 31, 2001.

          (b) It is Conceptus's intent to build a single, physician-focused United States sales force to sell a broad range of Conceptus products including its existing and future products, the Microgyn Products and any other products the marketing rights to which may be acquired by Conceptus. Conceptus currently employs five United States sales representatives. So long as the sales of the Microgyn Products are consistent with the projected sales figures set forth in the Microgyn Business Plan, Conceptus will use its best efforts to market and sell Microgyn Products in the manner described in the Microgyn Business Plan or in another manner not less favorable to the Microgyn Shareholders' interest under Section 1.3(c) and (d) above.

           (c) During the calendar years 1997-2001, Conceptus will at all times maintain the Surviving Corporation as a separate subsidiary or a separate business unit for which gross profit and research and development expenses (including expenses for regulatory and clinical affairs) are calculated.

     Section 5.4 MICROGYN OBLIGATIONS UNDER MSI AGREEMENTS. Following the Effective Time, the Surviving Corporation shall comply, and Conceptus shall cause such corporation to comply, fully with Microgyn's obligations under the various agreements between Microgyn and MSI, including, without limitation, obligations to pay all amounts payable by Microgyn under such contracts.

     Section 5.5    SECURITIES LAW COMPLIANCE.   Conceptus will use its best
efforts to (a) comply with all applicable state securities ("blue sky") laws with respect to the issuance of the Merger Shares, and (b) apply for and obtain a Permit from the Commissioner with respect to the issuance of the Merger Shares, as described in Article VI below.

     Section 5.6    REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.
Conceptus will use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of Conceptus under the Securities Act and the Exchange Act to the extent necessary to allow the Microgyn Shareholders to dispose of their Merger Shares pursuant to Rule 145 under the Securities Act.

                             ARTICLE VI

                      SECURITIES ACT COMPLIANCE

     Section 6.1   SECURITIES ACT EXEMPTION.   The Conceptus Common Stock to
be issued pursuant to this Agreement and the Articles of Mergers shall not be registered under the Securities Act in reliance upon the exemption contained in Section 3(a)(10) of said Securities Act.

     Section 6.2   FAIRNESS HEARING AND PERMIT.   Conceptus has filed or will
file with the California Commissioner of Corporations (the "COMMISSIONER") a permit application in the form prescribed by the Commissioner (the "PERMIT APPLICATION") and a hearing request (the "HEARING REQUEST") for a hearing to be held by the Commissioner to consider the terms, conditions and fairness of the transactions contemplated by this Agreement and the Articles of Merger pursuant to Section 25142 of the California Corporate Securities Laws of 1968, as amended (the "HEARING"). As soon as permitted by the Commissioner, Conceptus shall cause the mailing of a hearing notice pursuant to, and meeting the requirements of, Article 2 of Subchapter 1 of the California Administrative Code, Title 10, Chapter 3, as amended, (the "HEARING NOTICE") concerning the Hearing to all holders of Microgyn Capital Stock entitled to receive such notice pursuant to the requirements of the rules of the Commissioner and the California Corporate Securities Laws of 1968, as amended. Microgyn shall furnish to Conceptus such data and information concerning Microgyn as is necessary for Conceptus's preparation and filing of the Permit Application, the Hearing Request and the Hearing Notice. All documents relating to the Hearing and filed with the Commissioner shall contain all of the material required to be contained therein by the California Corporate Securities Laws of 1968, as amended, and the rules and regulations thereunder.

     Section 6.3   STOCK RESTRICTIONS.   In addition to any legend imposed by
applicable state securities laws, the certificates representing the Merger Shares issued to persons or entities that may be deemed an affiliate of Microgyn or Conceptus upon the execution of this Agreement or at any time thereafter shall bear a restrictive legend stating substantially as follows:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 145 OF SUCH ACT.

     Section 6.4   SHAREHOLDERS' REPRESENTATIONS REGARDING SECURITIES LAW
MATTERS.   Each Microgyn Shareholder, by virtue of the Merger and such conversion, shall be bound by the following provisions:

          (a) The Microgyn Shareholder will not offer, sell or otherwise dispose of any shares of Conceptus Common Stock except in compliance with the Securities Act and the rules and regulations thereunder; and

          (b) The Microgyn Shareholder will not make any sale, transfer or other disposition of the Conceptus Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, and the Microgyn Shareholder furnishes Conceptus with reasonable proof of compliance with such Rule, or (ii) in the opinion of counsel reasonably acceptable to Conceptus and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of the Conceptus Common Stock, or (iii) the offer and sale of the Conceptus Common Stock is registered under the Securities Act.

                             ARTICLE VII

                          MUTUAL COVENANTS

     Section 7.1    CONFIDENTIALITY.

          (a) In connection with the negotiation of this Agreement, the preparation for the consummation of the transaction contemplated hereby, and the performance of obligations hereunder, each party hereto acknowledges that it has had, and will have, access to confidential information relating to the other party, including, but not limited to, technical, manufacturing or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by the parties or their respective representatives which contain or otherwise reflect or are generated from such information. All such information is herein referred to as "CONFIDENTIAL INFORMATION"; provided, however, that the term "Confidential Information" does not include information received by a party in connection with the transaction contemplated hereby which (i) is or becomes generally available to the public other than as a result of a disclosure by such party or its representatives, (ii) was within such party's possession (as evidenced by duly authenticated writings) prior to its being furnished to such party by or on behalf of the other party in connection with the transaction contemplated hereby, provided that the source of such information was not known by such party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party or any other person with respect to such information or (iii) becomes available to such party on a non-confidential basis from a source other than the other party or any of its representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party or any other person with respect to such information.

          (b) Nothing in this Section 7.1 is intended to grant any rights under any patent or copyright of either party, nor shall this Section 7.1 grant any right in or to the other party's Confidential Information. Each party shall use the other party's Confidential Information solely for the purpose of consummating the transaction contemplated by this Agreement and shall use reasonable efforts to treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to its representatives and affiliates who need to know such Confidential Information in connection with the transaction contemplated hereby. Each party shall cause its representatives to comply with the covenants in the preceding sentence.

          (c) All Confidential Information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, Conceptus shall, and shall cause its representatives to, promptly return to Microgyn, and Microgyn shall, and shall cause its representatives to, promptly return to Conceptus, all Confidential Information (including all copies, summaries and extracts thereof and all analyses, compilations, studies or other documents, records or data which contain, reflect or are generated from such Confidential Information) furnished to Conceptus or Microgyn, as the case may be, by the other party in connection with the transactions contemplated hereby.

          (d) If a party or any of its representatives or affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or is otherwise required by operation of law to disclose any Confidential Information, such party shall provide the other party with prompt written notice of such request or requirement, which notice shall, if practicable, be at least 48 hours prior to making such disclosure, so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, such party or any of its representatives are nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Information, then such party may disclose that portion or the Confidential Information which such counsel advises is legally required to be disclosed, provided that such party uses its reasonable efforts to preserve the confidentiality of the Confidential Information, whereupon such disclosure shall not constitute a breach of this Agreement.

          (e) Each party agrees that its obligations provided herein are necessary and reasonable in order to protect the other party and its business, and each party expressly agrees that monetary damages would be inadequate to compensate a party for any breach by the other party of its covenants and agreements set forth herein. Accordingly, each party agrees and acknowledges that any such breach or threatened breach will cause irreparable injury to the other party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, such party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages.

     Section 7.2    EXPENSES.

          (a) Except as otherwise provided in this Section 7.2, in the event the Merger is not consummated, Conceptus and Microgyn will each separately bear its own expenses incurred in connection with this Agreement or any transaction contemplated hereby, except that in the event that the Closing occurs, Conceptus agrees to pay the expenses, not to exceed an aggregate of $250,000, of Microgyn's legal, accounting and financial advisors. The parties acknowledge that any excess fees over and above such $250,000 amount will be borne directly by the Microgyn Shareholders via a corresponding decrease in the aggregate amount of Cash Payments to be made by Conceptus.

          (b)  In the event that the transaction is not consummated because
(a) the Microgyn Board of Directors or Shareholders do not approve the transaction or elect not to continue to pursue the transaction (including entertaining competitive offers), then Microgyn shall pay to Conceptus within five business days of such event an amount equal to Conceptus's documented out-of-pocket expenses incurred in pursuit of this transaction; PROVIDED that such decision not to approve or not to pursue is not based on fraud or willful misconduct on the part of Conceptus or its agents and PROVIDED, FURTHER, that such election is not based upon the circumstances set forth in Sections 13.1(a), (c) or (e) below, or (b) the Conceptus Board of Directors does not approve the transaction or Conceptus elects not to continue to pursue the transaction, then the principal and all accrued interest on the outstanding secured loan from Conceptus to Microgyn shall be deemed forgiven and Conceptus shall pay to Microgyn within five business days of such event an amount equal to Microgyn's documented out-of-pocket expenses incurred in pursuit of this transaction; PROVIDED that such decision not to approve or not to pursue is not based on fraud or willful misconduct on the part of Microgyn or its agents and PROVIDED, FURTHER, that such election is not based upon the circumstances set forth in Sections 13.1(a), (c), (d) or (f).

     Section 7.3 PUBLIC ANNOUNCEMENTS. Except as provided for herein, Conceptus and Microgyn shall not from and after the date hereof and prior to the Effective Time make, issue or release any public announcement, press release, public statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein (including any generally disseminated written communication to employees, customers or the trade) without the prior consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; PROVIDED, HOWEVER, that in the case of announcements, statements, acknowledgments or disclosures which any party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or disclosure by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than one calendar day prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or disclosure with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

     Section 7.4    AGREEMENTS TO COOPERATE.

          (a) Microgyn shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on Microgyn with respect to the Merger and shall take all reasonable actions necessary to cooperate promptly with and furnish information to Conceptus in connection with any such requirements imposed upon Conceptus or Sub or any Subsidiary of Conceptus or Sub in connection with the Merger. Microgyn shall take, all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with Conceptus or Sub and their Subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by Microgyn (or by Conceptus or Sub or any of their Subsidiaries) in connection with the Merger or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of Microgyn to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to Microgyn pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling, the entry, or promulgation thereof, as the case may be; PROVIDED, HOWEVER, that Microgyn shall not be obligated to dispose of or hold separate all or a material portion of the business or assets of Microgyn taken as a whole.

          (b) Conceptus and Sub shall take, and shall cause their Subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them or their Subsidiaries with respect to the Merger and shall take all reasonable actions necessary to cooperate promptly with and furnish information to Microgyn in connection with any such requirements imposed upon Microgyn in connection with the Merger. Conceptus and Sub shall take, and shall cause their Subsidiaries to take, all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with Microgyn in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by Conceptus or Sub or any of their Subsidiaries (or by Microgyn) in connection with the Merger or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of Conceptus or Sub to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to Conceptus or Sub pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; PROVIDED, HOWEVER, that Conceptus shall not be obligated to, nor shall Conceptus be obligated to cause its Subsidiaries to, dispose of or hold separate or otherwise relinquish all or a portion of the business or assets of Conceptus and its Subsidiaries, taken as a whole, or to change its or Microgyn's business in any way.

          (c) The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any other federal or state antitrust or fair trade law.

     Section 7.5 STATE STATUTES. If any state takeover law shall become applicable to the transactions contemplated by this Agreement, Conceptus and its Board of Directors or Microgyn and its Board of Directors, as the case may be, shall use their reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

     Section 7.6    ADDITIONAL AGREEMENTS.

          (a) In case at any time after the Effective Time of the Merger any further action is reasonably necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Microgyn and Sub, the proper officers and directors of each corporation party to this Agreement shall take all such necessary action.

          (b) In the event that the Commissioner declines to approve Conceptus's Permit Application, or to grant or conduct the Hearing in connection therewith, as described in Section 6.2 above, the parties agree to negotiate in good faith toward an alternative solution with respect to the issuance of the Merger Shares and the provision of acceptable avenues for resale of such shares; PROVIDED, HOWEVER, that nothing in this paragraph shall prohibit any party from exercising its rights in Article XIII (Termination) below.

                            ARTICLE VIII

                           PROXY STATEMENT

     Section 8.1 PREPARATION. Conceptus and Microgyn will cooperate in the prompt preparation by Microgyn of a proxy statement for submission to the shareholders of Microgyn in connection with the Microgyn Special Meeting (the "PROXY STATEMENT").

     Section 8.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF MICROGYN. Microgyn represents and warrants to Conceptus that the Proxy Statement will not, at the time of its issuance, at the time of the Microgyn Special Meeting and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading except that no representation or warranty is made with respect to information set forth in the Proxy Statement concerning Conceptus or any Subsidiary thereof furnished by Conceptus or any such Subsidiary in writing expressly for use in the Proxy Statement. Microgyn will promptly advise Conceptus in writing if at any time prior to the Effective Time it obtains knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

     Section 8.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONCEPTUS. Conceptus represents and warrants to Microgyn that the information set forth in the Proxy Statement concerning Conceptus or any Subsidiary thereof furnished by Conceptus or any such Subsidiary to Microgyn in writing expressly for use in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Conceptus will promptly advise Microgyn in writing if at any time prior to the Effective Time it obtains knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

     Section 8.4 MAILING TO SHAREHOLDERS; RECOMMENDATION OF MICROGYN BOARD; MICROGYN SPECIAL MEETING. Microgyn will cause the Proxy Statement to be mailed to Microgyn's shareholders as soon as practicable after the receipt of the Permit from the Commissioner in accordance with applicable state law. Microgyn will call the Microgyn Special Meeting to be held as promptly as practicable for the purpose of obtaining the shareholder approval of this Agreement and the Merger and shall use all reasonable efforts to obtain such approval. Microgyn shall coordinate and cooperate with Conceptus with respect to the timing of the Microgyn Special Meeting. Microgyn shall not change the date of the Microgyn Special Meeting without the prior written consent of Conceptus, nor shall Microgyn adjourn the Microgyn Special Meeting without the prior written consent of Conceptus, unless such adjournment is due to the lack of a quorum, in which case the Chairman of the Microgyn Special Meeting shall announce at such meeting the time and place of the adjourned meeting.

                             ARTICLE IX

                  CONDITIONS TO THE OBLIGATIONS OF
                          CONCEPTUS AND SUB

     The obligations of Conceptus and Sub under this Agreement to consummate the Merger will be subject to the satisfaction, or to the waiver by them in the manner contemplated by Section 14.2, on or before the Closing, of the following conditions:

     Section 9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Microgyn contained in this Agreement will be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for statements which address items only as of a particular date, with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions which in the aggregate do not have a material adverse effect on Microgyn's Business.

     Section 9.2 PERFORMANCE OF COVENANTS. Microgyn shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing.

     Section 9.3 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency will be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect Conceptus's ownership of Microgyn; no suit, action, or proceeding by any Governmental Entity or other person or entity, or investigation or inquiry by any Governmental Entity, will be pending or, in the case of a Governmental Entity, threatened against Conceptus, Sub or Microgyn, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby, including the Subsequent Merger, or which seeks to limit or otherwise affect Conceptus's ownership of Microgyn, and no written advice shall have been received by Conceptus, Sub, Microgyn or their respective counsel from any Governmental Entity, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect Conceptus's ownership of Microgyn and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would (a) make the consummation of the Merger illegal, (b) render Conceptus, Sub or Microgyn unable to consummate the Merger or (c) prohibit Conceptus', Sub's or Microgyn's ownership or operation of all or any material portion of the business or assets of Microgyn and its Subsidiaries, taken as a whole, as a result of the Merger, or compel Conceptus, Sub or Microgyn to dispose of or hold separate all or any material portion of the business or assets of Microgyn and its Subsidiaries, taken as a whole.

     Section 9.4 APPROVALS AND CONSENTS. The approval of the shareholders of Microgyn referred to in Section 1.7 hereof, and all approvals and authorizations of the Governmental Entities and other third parties referred to in Sections 2.5, 2.6, 3.4 and 3.5 hereof and in the Microgyn Disclosure Schedule shall have been obtained.

     Section 9.5 OPINION OF COUNSEL. Conceptus shall have received from Hemenway & Barnes, counsel to Microgyn, an opinion dated the date of the Closing and addressed to Conceptus, substantially in the form attached hereto as EXHIBIT C.

     Section 9.6 CERTIFICATE. Conceptus shall have received a certificate signed by the Chief Executive Officer of Microgyn to the effect that the conditions set forth in Section 9.1 and 9.2 have been met.

     Section 9.7 DISSENTING SHARES. The aggregate number of Dissenting Shares for which demands for payment are filed or may still be filed shall not exceed ten percent (10%) of the outstanding shares of Microgyn Capital Stock immediately prior to the Effective Time.

     Section 9.8 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in Microgyn's Business from the date hereof through the Closing Date.

     Section 9.9 RESIGNATION OF OFFICERS AND DIRECTORS. The officers and directors of Microgyn in office immediately prior to the Effective Time shall have resigned as officers and directors of the Surviving Corporation effective as of the Effective Time.

     Section 9.10 FIRPTA. At the Closing, Microgyn shall deliver to Conceptus a properly executed statement conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(l)(i) and 1.445-2(c)(3) and Microgyn further agrees to provide the notification to the Internal Revenue Service required pursuant to Treasury Regulation Section 1.897-2(h)(2).

     Section 9.11   MICROGYN WARRANTS.   All warrants, options or other
rights to purchase shares of Microgyn Capital Stock shall have terminated by full exercise or cancellation thereof.

     Section 9.12 EXCHANGE AND ESCROW AGREEMENT. Conceptus, the Representatives, the Exchange Agent and the Escrow Agent shall have entered into an Exchange and Escrow Agreement substantially in the form attached hereto as EXHIBIT D.

     Section 9.13 NON-COMPETITION AGREEMENTS. Conceptus shall have received at or prior to the Closing from each person referenced in Section
4.11 of the Microgyn Disclosure Schedule a Non-Competition Agreement executed by such person.

     Section 9.14 MICROGYN ADVISORS. Microgyn shall have obtained from its legal, accounting and financial advisors, and delivered to Conceptus, final invoices for services rendered by such parties in connection with the Merger which shall include the written representation of such advisors that such invoices set forth all fees and expenses incurred by or owed to such advisors by Microgyn in connection with the Merger.

     Section 9.15 TERMINATION AGREEMENT. Microgyn shall have obtained from the parties in interest thereto an executed Termination Agreement in substantially the form attached hereto as EXHIBIT E.

     Section 9.16   EMPLOYMENT AND CONSULTING AGREEMENTS.   Keith Isaacson,
M.D. and Craig Traub shall have delivered at or prior to the Closing a duly executed Consulting Agreement and Employment Agreement, respectively, in substantially the forms attached hereto as EXHIBIT G and EXHIBIT H.

                              ARTICLE X

                CONDITIONS TO MICROGYN'S OBLIGATIONS

     The obligations of Microgyn under this Agreement to consummate the Merger will be subject to the satisfaction, or to the waiver by Microgyn in the manner contemplated by Section 14.2, on or before the Closing, of the following conditions:

     Section 10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Conceptus and Sub contained in this Agreement will be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

     Section 10.2 PERFORMANCE OF COVENANTS. Conceptus and Sub shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by each prior to or at the Closing.

     Section 10.3 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency will be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect Conceptus's ownership of Microgyn; no suit, action or proceeding by any Governmental Entity or other person or entity or investigation by any Governmental Entity, will be pending or, in the case of a

Governmental Entity, threatened against Conceptus, Sub or Microgyn, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby, including the Subsequent Merger, or which seeks to limit or otherwise affect Conceptus's ownership of Microgyn; and no written advice shall have been received by Conceptus, Sub, Microgyn or their respective counsel from any Governmental Entity, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect Conceptus's ownership of Microgyn and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would (a) make the consummation of the Merger illegal or (b) render Conceptus, Sub or Microgyn unable to consummate the Merger.

     Section 10.4 APPROVALS AND CONSENTS. The approval of the shareholders of Microgyn referred to in Section 1.7 hereof, and all approvals and authorizations of the Governmental Entities and other third parties referred to in Sections 2.5, 2.6, 3.4 and 3.5 hereof shall have been obtained.

     Section 10.5 OPINION OF COUNSEL. Microgyn shall have received from Venture Law Group, A Professional Corporation, counsel to Conceptus and Sub, an opinion dated the date of the Closing and addressed to Microgyn, substantially in the form attached hereto as EXHIBIT F.

     Section 10.6 CERTIFICATES. Microgyn shall have received certificates signed by the Chief Financial Officer or Treasurer of each of Conceptus and Sub to the effect that the conditions set forth in Sections 10.1 and 10.2 have been met.

     Section 10.7 EMPLOYMENT AND CONSULTING AGREEMENTS. Conceptus shall have delivered at or prior to the Closing a duly executed Consulting Agreement in substantially the form attached hereto as EXHIBIT G with Keith Isaacson, M.D., and an Employment Agreement in substantially the form attached hereto as EXHIBIT H with Craig Traub.

                             ARTICLE XI

                               CLOSING

     Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to a provision of Article XIII hereof, a closing (the "CLOSING") will be held, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles IX and X, at the offices of Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California 94025. At the date of the Closing (the "CLOSING DATE"), the documents referred to in Articles IX and X will be exchanged by the parties and, immediately thereafter, the Articles of Merger will be filed by Microgyn and Sub with the Secretary of State of the Commonwealth of Massachusetts.

                             ARTICLE XII

                        INDEMNITY AND ESCROW

     Section 12.1   INDEMNIFICATION.

          (a) From and after the Effective Time, the Microgyn Shareholders shall indemnify and hold harmless Conceptus, Conceptus's Subsidiaries (including the Subsidiaries of Microgyn) and the Surviving Corporation and their respective affiliates, officers, directors, employees, representatives and agents (collectively, the "INDEMNIFIED PARTIES") from and against any claims, losses, liabilities, damages, arbitration or any legal actions (including, without limitation, interest, penalties and reasonably incurred costs, expenses and legal fees and expenses) (collectively, "LOSSES") arising from or in connection with any breach of a representation, warranty, covenant or agreement of Microgyn contained in this Agreement, including any Exhibits or Schedules attached hereto, and the Articles of Merger, which breach becomes known to Conceptus within eighteen (18) months following the Effective Date. Losses in each case shall be net of the amount of any insurance proceeds, indemnity and contribution actually recovered by Conceptus or the Surviving Corporation.

          (b) The Microgyn Shareholders shall not be obligated to indemnify the Indemnified Parties pursuant to this Article XII with respect to any Losses pursuant to Section 12.1(a) until the aggregate amount of such Losses exceeds fifty thousand dollars ($50,000) (the "BASKET AMOUNT"), whereupon the Microgyn Shareholders shall be obligated to indemnify the Indemnified Parties for all of such Losses including and in excess of such amount.

     Section 12.2 ESCROW OF SHARES. On or before the date six months following the Effective Time, the Escrow Shares will be registered in the name of such nominee as the Escrow Agent shall determine, and will be deposited with an escrow agent appointed by Conceptus and reasonably acceptable to Microgyn (or, if such the identity of such agent shall need to change following the Effective Time, other institution acceptable to Conceptus and the Representatives (as defined in Section 12.6)), such agent being referred to herein as the "ESCROW AGENT" and such deposit being referred to as the "ESCROW FUND."

     Section 12.3 REMEDIES. The Escrow Fund provided for herein is intended by the parties to this Agreement to apply to breaches of any representation, warranty, covenant or agreement of Microgyn contained in this Agreement, including any Exhibits or Schedules attached hereto, and the Articles of Merger, and, resort to the Escrow Fund shall be the exclusive remedy of the Indemnified Parties for such breaches; PROVIDED, HOWEVER, that the restrictions set forth herein do not limit any other potential remedies of Conceptus for any fraud or willful deceit by Microgyn, its officers, directors, employees, agents or affiliates.

     Section 12.4   TERMS OF ESCROW.

          (a) MAINTENANCE AND REDUCTION FOR CLAIMS. The Escrow Fund will be governed by the terms set forth herein and in the Exchange and Escrow Agreement and maintained at Conceptus's sole cost and expense. The obligation of Conceptus to issue the

Escrow Shares otherwise issuable in connection with the Merger shall be subject to reduction to satisfy the Microgyn Shareholders' obligations under this Article XII. Claims for Losses made by Conceptus or any other Indemnified Party that (a) are accepted as valid by the Representatives (as defined in Section 12.6), or (b) are determined to be valid through court proceedings or which otherwise are allowed as described in this Article XII, shall reduce the number of Escrow Shares issuable to the Microgyn Shareholders by the number of Escrow Shares (rounded to the closest whole number) equal to the amount of such Losses divided by the deemed Initial Average Price for purposes of Section 1.3(b) above. As to each Microgyn Shareholder, any such reduction shall be made on a pro rata basis based upon the Escrow Interest (as defined below) of each Microgyn Shareholder. The interest of each Microgyn Shareholder in the Escrow Shares shall not be assignable or transferable in any manner except by operation of law, by will or by the laws of descent until such Escrow Shares are issued to the Microgyn Shareholders. Claims for Losses made by Conceptus or any other Indemnified Party prior to the establishment of the Escrow Fund shall accrue and apply toward the Escrow Fund once established.

          (b) DELIVERY OF ESCROW SHARES. As soon as practicable after receipt of written notice from Conceptus that the Escrow Expiration Date (as defined below) has occurred, the Escrow Agent shall deliver the Escrow Shares, after giving effect to the reductions in or holdbacks of the number of Escrow Shares deliverable to Conceptus pursuant to Section 12.7 and, if applicable, Section 12.4(c) below. The "ESCROW EXPIRATION DATE" shall mean a date on or before the date eighteen (18) months following the Effective Date, as determined by Conceptus. The period commencing upon the Closing Date and ending upon the Escrow Expiration Date shall be referred to as the "ESCROW PERIOD" for the Escrow Fund. Unless extended pursuant to Section 12.4(c) hereof, the Excrow Fund shall terminate on the Escrow Expiration Date.

          (c) EXTENSION OF ESCROW. Notwithstanding Section 12.4(b), to the extent Conceptus has made a claim which has not been resolved in accordance with Section 12.7 below on or before the Escrow Expiration Date, the Escrow Agent shall withhold the issuance of and maintain in the Escrow Fund such number of Escrow Shares as instructed in writing by Conceptus and the Representatives and upon resolution of such claim such withheld Escrow Shares, after giving effect to any appropriate further reduction under
Section 12.7(b), shall be transferred by the Escrow Agent into the respective names of the Microgyn Shareholders and the Escrow Fund shall terminate.

          (d) PROTECTION OF ESCROW FUND. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Conceptus and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof and of the Exchange and Escrow Agreement.

          (e)  DISTRIBUTIONS; VOTING.

               (i) Any shares of Conceptus Common Stock or other equity securities issued or distributed by Conceptus (including shares issued upon a stock split) ("NEW SHARES") in respect of shares of Conceptus Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Conceptus Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund, but shall be distributed to the holders thereof. When and if cash dividends on shares of Conceptus Common Stock in the Escrow Fund shall be declared and paid, they shall not be added to the Escrow Fund but shall be paid to the Microgyn Shareholders on whose behalf the Escrow Shares are held.

               (ii) Each Microgyn Shareholder shall have voting rights with respect to the Escrow Shares held on behalf of such Microgyn Shareholder (and on any voting securities added to the Escrow Fund in respect of such Escrow Shares) so long as such Escrow Shares are held in the Escrow Fund.

     Section 12.5 "ESCROW INTEREST" DEFINED. Each Microgyn Shareholder's "ESCROW INTEREST" shall be a fraction calculated by dividing (a) the maximum number of Escrow Shares potentially issuable to such Microgyn Shareholder by
(b) the maximum aggregate number of Escrow Shares potentially issuable to all Microgyn Shareholders.

     Section 12.6 MICROGYN SHAREHOLDERS' REPRESENTATIVES. During the Escrow Period, the Microgyn Shareholders shall be represented hereunder by Keith B. Issacson, M.D., and Paul Nardella or their designees (the "REPRESENTATIVES").
 The terms under which the Representatives will act will be as set forth in an agreement that will be approved at the Microgyn Special Meeting, which will be binding on all Microgyn Shareholders, irrespective of whether it is executed by such Microgyn Shareholders.

     Section 12.7   MECHANICS OF MAKING CLAIMS.

          (a) In the event that any written claim or demand for which Conceptus or any other Indemnified Party is entitled to indemnification is sought against Conceptus or sought to be collected from Conceptus or any other Indemnified Party by a third party, promptly after the assertion of any such claim or demand, or otherwise promptly upon discovery of any other Loss for which Conceptus or any other Indemnified Party seeks indemnification, Conceptus or such other Indemnified Party shall notify the Escrow Agent and the Representatives of such claim, demand or Loss; PROVIDED, HOWEVER, that the failure promptly to give such notice shall not affect Conceptus's rights hereunder except to the extent that such failure shall adversely affect the Microgyn Shareholders or their rights hereunder. Conceptus shall advise the Representatives of all material facts relating to such assertion within the knowledge of Conceptus, and shall afford the Representatives, in the event that they do not assume such defense pursuant to Section 12.7(d) below, the opportunity to participate, at their own expense, in the defense against such claims for liability, provided that Conceptus shall control such defense.

          (b) As soon as practicable, but no earlier than the date 20 business days following the later of receipt by the Escrow Agent and the Representatives of written notice from Conceptus or any other Indemnified Party of a claim of indemnification pursuant to this Article XII, including a brief description of the facts upon which such claim is based and the amount of the losses with respect to such claim, the Escrow Agent shall, subject to the provisions of Section 12.7(c), deliver to Conceptus or such other Indemnified Party out of the Escrow Fund, that number of Escrow Shares (rounded to the closest whole number) equal to the amount of such losses divided by the Initial Average Price for purposes of
Section 1.3(b) above. Conceptus shall deliver to the Escrow Agent evidence of delivery of the written notice to the Representatives, and the Escrow Agent shall be entitled to rely on such evidence for purposes of calculation of the date on which the transfer of Ecrow Shares shall be made under this
Section 12.7(b).

          (c) If the Representatives shall, in good faith, notify Conceptus and the Escrow Agent in writing within such 20 business day period of their objection to a claim of indemnification, the Escrow Shares shall not be delivered to Conceptus or any other Indemnified Party until the rights of the Microgyn Shareholders and Conceptus or such other Indemnified Party with respect thereto have been agreed upon between the Representatives and Conceptus or such other Indemnified Party or until such rights are finally determined by a court of competent jurisdiction in San Francisco, California.
 The Escrow Agent shall be entitled to act in accordance with such determination and to make or withhold payments out of the Escrow Fund in accordance therewith. The costs and expenses (including reasonable counsel fees) of any such court proceeding shall be borne by the party against whom the award is rendered or, in the case of an award of a portion of the amount claimed, will be shared equally by Conceptus or such other Indemnified Party and the Microgyn Shareholders.

          (d) Conceptus shall have the right (i) to defend, settle or compromise any claim or liability subject to indemnification under this
Article XII, and (ii) to be indemnified from and against all Losses resulting therefrom, UNLESS the Representatives, within 20 calendar days after receiving such notice of the claim or liability in accordance with Section 12.7(a) notify Conceptus in writing that they intend to assume the defense against such claim or liability and in fact promptly do so.

          (e) Except as otherwise provided in Section 12.7(d), the Microgyn Shareholders shall not be liable under this Article XII for any settlement effected without the prior consent of the Representatives (which consent may not be unreasonably withheld) of any claim, liability or proceeding for which indemnity may be sought hereunder. In the event that the Representatives assume the defense of any claim, liability or proceeding pursuant to Section 12.7(d), the Representatives may not settle any such claim liability or proceeding without the prior consent of Conceptus (which consent may not be unreasonably withheld).

     Section 12.8   ESCROW AGENT'S DUTIES.

          (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Article XII, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Conceptus and by each of the Representatives, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (e) The Escrow Agent may resign at any time upon giving at least 30 days written notice to Conceptus and the Representatives pursuant to the provisions of this Agreement; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Conceptus and the Representatives shall use their best efforts to mutually agree upon a successor agent within 30 days after receiving such notice. If the parties fail to agree upon a successor transfer agent within such time, Conceptus shall have the right to appoint a successor escrow agent authorized to do business in California. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

                               ARTICLE XIII

                               TERMINATION

     Section 13.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger may be abandoned before the Effective Time, notwithstanding any approval and adoption of this Agreement by the shareholders of Microgyn or by Conceptus in its capacity as sole shareholder of Sub:

          (a) by the mutual written consent of the Boards of Directors of Conceptus and Microgyn;

          (b) by Conceptus or by Microgyn at any time after December 31, 1996 (or such later date as shall have been agreed to in writing by them, acting through their respective Boards of Directors) if the Merger for any reason has not by such date become effective;

PROVIDED, HOWEVER, that this provision shall not be available to any party whose willful failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by either Conceptus or Microgyn if a permanent injunction or other order by any federal or state court would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable; or

          (d) by Conceptus if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Microgyn and such breach has not been cured within five business days after written notice from Conceptus to Microgyn (PROVIDED, that Conceptus is not in material breach of the terms of this Agreement; and PROVIDED FURTHER, that no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by Microgyn if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Conceptus or Sub and such breach has not been cured within five business days after written notice from Microgyn to Conceptus or Sub (PROVIDED, that Microgyn is not in material breach of the terms of this Agreement; and PROVIDED FURTHER, that no cure period shall be required for a breach which by its nature cannot be cured); or

          (f) by Conceptus or Microgyn, if the required approval of the shareholders of Microgyn contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at the Microgyn Special Meeting or at any adjournment thereof to the extent determined to be necessary subsequent to the date hereof notwithstanding Microgyn's reasonable best efforts to ensure that such vote was obtained.

     The power of termination provided for by this Section 13 may be exercised for Conceptus or Microgyn only by their respective Boards of Directors and will be effective only after written notice thereof, signed on behalf of the party for which it is given by its Chief Executive Officer or other duly authorized officer, shall have been given to the other and all fees and expenses required to be paid under Section 7.2, if any, shall have been paid. If this Agreement is terminated in accordance with this Section 13.1, the Merger will be abandoned without further action by Conceptus, Sub or Microgyn.

     Section 13.2 EFFECT OF TERMINATION. In the event of termination and abandonment of the Merger pursuant to Section 13.1, none of Conceptus, Sub, or Microgyn shall have any liability or further obligation to any of the others except as provided in Sections 7.1 and 7.2 and except for any breach of this Agreement.

                             ARTICLE XIV

                      MISCELLANEOUS PROVISIONS

     Section 14.1 AMENDMENT AND MODIFICATION. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of the respective Boards of Directors of Conceptus, Sub and Microgyn or by their respective officers duly authorized by such Boards of Directors by an appropriate written instrument executed at any time prior to the Effective Time.

     Section 14.2 WAIVER OF COMPLIANCE. To the fullest extent permitted by law, each of Conceptus, Sub and Microgyn may, pursuant to action by its respective Board of Directors, or its respective officers duly authorized by its Board of Directors, by an instrument in writing extend the time for or waive the performance of any of the obligations of the others or waive compliance by the others with any of the covenants, or waive any of the conditions to its obligations, contained herein; PROVIDED, HOWEVER, that the obtaining of the approval of the shareholders of Microgyn referred to in
Section 1.7 hereof will not be waivable. No such extension of time or waiver will operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 14.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of each party hereto contained herein will not be deemed to be waived or otherwise affected by any investigation made by the other party hereto. Such representations and warranties will be extinguished by and will not survive the Effective Time, except with respect to the remedies set forth in Article XII and except for remedies that may be available for fraud.

     Section 14.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by facsimile transmission (promptly confirmed in writing), as follows:

          (a)  If to Conceptus or Sub:

               Conceptus, Inc.
               1021 Howard Avenue
               San Carlos, CA  94070
               Telephone No.:  (415) 802-7240
               Telecopy No.:  (415) 508-7646
               Attention:  Kathryn A. Tunstall, President and
                           Chief Executive Officer

               with a copy to:

               Venture Law Group,
               A Professional Corporation
               2800 Sand Hill Road
               Menlo Park, California  94025

               Telephone No.:  (415) 854-4488
               Telecopy No.:  (415) 854-1121
               Attention:  Michael W. Hall, Esq.

or to such other person as Conceptus or Sub designates in writing delivered to Microgyn in the manner provided in this
Section 14.4;

          (b)  If to Microgyn:

               Microgyn, Inc.
               943 Commonwealth Ave.
               Newton, MA  02159
               Phone:    (617) 964-5383
               Attention:  Keith B. Isaacson, Vice President

               with a copy to:

               Hemenway & Barnes
               60 State Street
               Boston, MA 02109
               Phone: (617) 227-7940
               Fax:      (617) 227-0781
               Attention:  Frederic J. Marx, Esq.

or to such other person as Microgyn designates in writing, delivered to Conceptus in the manner provided in this Section 14.4.

     Section 14.5 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto (and in the case of Section 14.14 hereof, the persons intended to be benefited thereby) and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

     Section 14.6 GOVERNING LAW. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof; PROVIDED, HOWEVER, that the law governing the fiduciary duties of each party hereto and their respective boards of directors and the law governing any other matters of internal corporate governance of any of Conceptus, Sub or Microgyn shall be the law of their respective jurisdictions of incorporation.

     Section 14.7 PARTIES IN INTEREST. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, except as specifically provided in this Agreement.

     Section 14.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     Section 14.9 HEADINGS AND REFERENCES. The headings of the sections and articles of this Agreement are inserted for convenience of reference only and will not by themselves determine the interpretation of this Agreement. All references herein to sections and articles are to sections and articles of this Agreement, unless otherwise indicated.

     Section 14.10 ENTIRE AGREEMENT. This Agreement, including the Microgyn Disclosure Schedule and the Conceptus Disclosure Schedule, the schedules and exhibits and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter contained herein, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including without limitation the Letter of Intent dated September 20, 1996 between Conceptus and Microgyn.

     Section 14.11 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid and unenforceable provision.

     Section 14.12 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     Section 14.13 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     Section 14.14 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. Other than with respect to the Microgyn Shareholders, who are intended third-party beneficiaries to this Agreement, no provision of this Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, employee, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     Section 14.15 MUTUAL DRAFTING. This Agreement is the joint product of Conceptus and Microgyn, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Conceptus and Microgyn, and shall not be construed for or against any party hereto.


                      [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be duly executed under seal as of the date and year first written above.

MICROGYN, INC.                            CONCEPTUS, INC.


By:                                       By:
   ----------------------------------        ------------------------------
              President

By:                                       Title:
   ----------------------------------           ---------------------------
              Treasurer


                                          CPTS ACQUISITION CORPORATION


                                          By:
                                             ------------------------------
                                                       President

                                          By:
                                             ------------------------------
                                                       Treasurer

                            FIRST AMENDMENT TO

                    AGREEMENT AND PLAN OF REORGANIZATION


     This First Amendment (the "AMENDMENT") to the Agreement and Plan of Reorganization (the "AGREEMENT") dated as of October 29, 1996 by and between Conceptus, Inc., a Delaware corporation ("CONCEPTUS"), Microgyn, Inc., a Massachusetts corporation ("MICROGYN") and CPTS Acquisition Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Conceptus ("SUB") is made and entered into as of November 7, 1996. Certain capitalized terms used herein and not specifically defined herein shall have the meanings ascribed to such terms in the Agreement.

                                 RECITAL

     Conceptus, Microgyn and Sub desire to amend the Agreement to modify certain terms regarding additional agreements among the parties in connection with the transferability and resaleability of the Merger Shares.

     NOW THEREFORE, Conceptus, Microgyn and Sub, intending to be legally bound, hereby agree as follows:

     1. AMENDMENT OF AGREEMENT. Section 7.6(b) of the Agreement shall be amended and restated in its entirety as follows:

          "In the event that the Commissioner does or did not have the authority to hold a Hearing with respect to the terms of the Merger as described in Section 6.2 above, or in the event that the Commissioner declines to grant or conduct the Hearing or issue to Conceptus a Permit covering the Merger Shares, as a result of which the exemption under Section 3(a)(10) of the Securities Act would be unavailable with respect to the Merger, (i) Conceptus shall have the option of substituting for any required payment of Merger Shares an equivalent amount of cash, and (ii) Conceptus, Microgyn and Sub (if such action occurs prior to the Closing) or Conceptus and the Representatives (if such action occurs after the Closing) agree to negotiate in good faith toward an alternative solution with respect to the issuance of Merger Shares and the provision of acceptable avenues for resale of such shares."

     2. EFFECT OF AMENDMENT. Except as amended as set forth above, the Agreement shall continue in full force and effect without change.

     3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, and by different parties to this Amendment in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal as of the date and year first written above.

MICROGYN, INC.                            CONCEPTUS, INC.


By:                                       By:
   ----------------------------------        ------------------------------
              President

By:                                       Title:
   ----------------------------------           ---------------------------
              Treasurer


CPTS ACQUISITION CORPORATION


By:
   ----------------------------------
              President

By:
   ----------------------------------
              Treasurer





                                       -2-